Filed Pursuant to Rule 424(b)(5)

Registration No. 333-248602

PROSPECTUS SUPPLEMENT (To Prospectus dated September 4, 2020)

22,471,904 UNITS

Each Unit Consisting of

One Share of Common Stock

and a Series A Warrant to Purchase One Share of Common Stock

and 0.5 Series B Warrant to Purchase One Share of Common Stock

We are offering 22,471,904 units (the “Units”) at an offering price of $2.67 per Unit, with each Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), a Series A warrant (the “Series A Warrant”) to purchase one share of Common Stock, and 0.5 Series B warrant (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”)) to purchase one share of Common Stock, of MICT, Inc., a Delaware corporation. The Series A Warrants will be exercisable six months after the closing of this offering (the “Initial Exercise Date”) for one share of Common Stock at an exercise price of $2.80 per share and will expire five years from the Initial Exercise Date. Each full Series B Warrant will be exercisable six months after the closing of this offering for one share of Common Stock at an exercise price of $2.80 per share and will expire three years from the Initial Exercise Date. The Units will not be certificated and the shares of Common Stock and the Warrants comprising such Units are immediately separable and will be issued separately in this offering.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MICT.” On February 12, 2021, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $2.20 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$2.67	$59,999,984
Placement Agent’s fees(1)	$0.2136	$4,799,999
Proceeds to the Company, before expenses	$2.4564	$55,199,985

(1)	In addition to the placement agent’s fees of 8.0% of the public offering price (which does not take into account a placement agent fee of 3.5% of the public offering price as applied to shares sold to certain investors), we have agreed to pay the placement agent a non-accountable expense allowance of 1% of the public offering price in connection with this offering. See “Plan of Distribution” for a description of all fees payable to the in connection with this offering. These fees do not include any brokerage fees due to non-U.S. placement agents or brokers.

Delivery of the shares of Common Stock is expected to be made on or about February 16, 2021, subject to customary closing conditions.

Placement Agent

A.G.P.

The date of this prospectus supplement is February 11, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of Units. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. Neither we nor the placement agent have authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, securities, offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities, offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities, and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of our securities, offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21B of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” below and in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our filings with the Securities and Exchange Commission.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus. Except as required by law, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

S-iii

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the state of Delaware and our principal executive offices are located in New Jersey. The majority of our directors and officers reside outside the United States, and a substantial portion of their assets are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus supplement or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes and the information in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our filings with the SEC, which are incorporated by reference herein.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “the Registrant,” and “MICT” refer to MICT, Inc.

●	“BNN” refers to BNN Technology PLC, a United Kingdom private limited company;

●	“Code” refers to the Internal Revenue Code of 1986, as amended;

●	“Enertec” refers to Enertec Systems 2001 Ltd., an Israeli corporation;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“IFRS” refers to the International Financial Reporting Standard;

●	“Intermediate” refers to GFH Intermediate Holdings Ltd., a British Virgin Islands company;

●	“GFH” means Global Fintech Holdings Ltd., a British Virgin Islands company;

●	“IRS” refers to the Internal Revenue Service of the United States;

●	“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of November 7, 2019, as amended on April 15, 2020, by and among MICT, GFH and Merger Sub, pursuant to which Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which Intermediate became a wholly-owned subsidiary of MICT;

●	“Merger Sub” refers to MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT;

●	“Merger” refers the business combination pursuant to the Merger Agreement;

●	“Micronet” refers to Micronet Ltd., an Israeli public corporation;

●	“MICT Board” refers to the board of directors of MICT;

●	“MICT Telematics” refers to MICT Telematics Ltd., an Israeli corporation;

●	“MICT Management” refers to MICT Management Ltd., an Israeli corporation;

●	“MRM” refers to mobile resource management;

●	“Nasdaq” refers to The Nasdaq Capital Market;

●	“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“U.S. GAAP” refers to United States generally accepted accounting principles; and

●	“USD” refers to the United States Dollar.

Overview

Prior to the Merger, we operated primarily through our Israel-based subsidiary, Micronet. Micronet operates in the growing commercial MRM market. Micronet, through both its Israeli and U.S. operational offices, is a developer, manufacturer and a global provider of mobile computing platforms, designed for integration into fleet management and mobile workforce management solutions. The products and solutions designed, developed and manufactured by Micronet include rugged mobile computing devices (tablets and on-board-computers) that provide fleet operators and field workforces with computing solutions for challenging work environments, such as extreme temperatures, repeated vibrations or dirty and wet or dusty conditions.

In 2020, Micronet entered into the video analytics device market by launching its innovating smart camera all in-one video telematics device known as Micronet SmartCam, which incorporates and is powered by third party video analytics software applications. Micronet SmartCam is based on the powerful and flexible Android platform, and is intended to be a ruggedized, integrated, and ready-to-go smart camera supporting complete telematics features designed for in-vehicle use. Coupled with vehicle-connected interfaces, state of the art diagnostic capabilities, and two smart cameras, it offers video analytics and telematics services capabilities, addressing safety and tracking needs of commercial fleets. MICT believes that Micronet SmartCam provides a versatile, advanced, and affordable mobile computing platform for a variety of fleet management and video analytics solutions. The powerful computing platform, coupled with the Android operating system, allows its customers to run their applications or pick and choose a set of applications and services from the Micronet marketplace. Micronet’s customers consist primarily of solution providers specializing in the MRM market and potentially Original Equipment Manufacturer (“OEM”) truck and vehicle manufacturers including as part of the aftermarket sales. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet products are used by customers operating vehicle fleets around the world with primary markets in North America and Europe.

In July 2020, we completed the acquisition of Intermediate pursuant to the Merger Agreement. Intermediate believes it is well positioned to establish itself, through its operating subsidiaries, as a financial technology company with significant focus on the China market and in other areas of the world.

Intermediate, through its operating subsidiaries, seeks to service Chinese and other global investors and customers by offering services in stock brokerage and wealth management, oil and gas trading, and insurance brokerage. Intermediate has been in the process of building various platforms for business opportunities in various verticals and technology segments it can capitalize on, and it will continue to add to the capabilities of such platforms through acquisitions or licensing of technologies to support these efforts in the different market segments as more fully described below. By building secure, reliable and scalable platforms with high volume processing capability, Intermediate believes it is able to provide customized solutions that address the needs of a very diverse client base.

Intermediate’s management has over 15 years’ experience in dealing with the largest websites and portals on resale of products in China and has deep connections with local governments. Taking advantage of their profound experience and deep connections, Intermediate, through its operating subsidiaries, seeks to secure material contracts in valuable market segments in China and develop market opportunities, which will allow Intermediate to access and grow its business in the market segments of stock trading and wealth management, oil and gas trading, and insurance brokerage through its operating subsidiaries.

Recent Updates

On January 7, 2021, the Company issued a press release announcing it is moving its operational headquarters from its current offices in Israel to Hong Kong to more efficiently serve its Asian clientele through its recently launched proprietary insurance platform. It also announced that it has already commenced revenue generation from the insurance platform.

In connection with the move of its headquarters, Arie Rand, the Company’s Chief Financial Officer tendered his resignation on December 31, 2020. The Company has already initiated a search to find a permanent Hong Kong based Chief Financial Officer. Until a permanent replacement Chief Financial Officer identified, that function will be filled by the Company’s present long-time controller, Moran Amran.

On February 4, 2021, the Company issued a press release announcing the acquisition of an established Chinese insurance brokerage company and its trading subsidiary, Beijing Fucheng Insurance Brokerage Co., Ltd.

Corporate Information

We were formed as a Delaware corporation on January 31, 2002. On March 14, 2013, we changed our corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of our former subsidiary, Enertec Systems Ltd., we changed our name from Micronet Enertec Technologies, Inc. to MICT, Inc. In July 2020, pursuant to the Merger Agreement, Intermediate became a wholly-owned subsidiary of MICT. Our shares have been listed for trading on The Nasdaq Capital Market under the symbol “MICT” since April 29, 2013.

Our executive offices in the United States are located at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645. Our telephone number is (201) 225-0190. Our corporate website address is www.mict-inc.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING

Issuer	MICT, Inc., a Delaware corporation.

Common stock outstanding as of the date of this prospectus supplement	69,039,877 shares of Common Stock.

Securities being offered	22,471,904 Units with each Unit consisting of one share of Common Stock and a Series A Warrant to purchase one share of Common Stock and 0.5 Series B Warrant to purchase one share of Common Stock.

Number of Shares of Common Stock being offered	22,471,904

Number of Warrants to purchase shares of Common Stock being offered	33,707,856

Common stock to be outstanding immediately after this offering	91,511,781 shares of Common Stock (excludes 33,707,856 shares of Common Stock issuable upon exercise of the Warrants issued in connection with this offering).

Use of proceeds	We expect the net proceeds from the sale of the securities will be used to fund the growth and development of our insurance business, as well as for working capital and for other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our business, but we currently have no commitments or agreements relating to any of these types of transactions. See “Use of Proceeds” on pg. S-60 of this prospectus supplement.

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus and in our SEC filings, which are incorporated by reference herein, to read about the risks you should consider before purchasing our securities.

Lock-Up Agreements	We and our directors, executive officers and certain 5% stockholders, have agreed that, subject to certain exceptions, without the prior written consent of the placement agent, we and each of our directors, executive officers and certain 5% stockholders will not, for a period of 90 days following the closing of the offering contemplated by this prospectus supplement, offer or contract to sell any of our shares of Common Stock or Common Stock equivalents. See “Plan of Distribution” on page S-71 of this prospectus supplement.

Leak-Out Agreements	The Company entered into leak-out agreements (the “Leak-Out Agreements”) with the investors of this offering (the “Investors”). The Leak-Out Agreements provide that during the period commencing on February 11, 2021, and ending on the earlier of (i) March 18, 2021 and (ii) the trading day that the aggregate trading volume for the Common Stock on the principal trading market of the Company beginning on February 11, 2021 exceeds 100,000,000 shares, subject to adjustment, each of the Investors cannot sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during such restricted period (any such date, a “Date of Determination”), shares of Common Stock or Common Stock equivalents held by the Investors as of February 11, 2021, including the Shares and the shares of Common Stock underlying the Warrants in an amount representing more than 4.285% of the trading volume of Common Stock as reported by Bloomberg, LP for each applicable Date of Determination; provided, however that, the foregoing restrictions shall not apply to any sales by the Investors at a price per share greater than $3.00, as adjusted.

Listing	Our Common Stock is listed on Nasdaq under the symbol “MICT.”

The numbers of our Common Stock above (a) that are currently outstanding and (b) that will be outstanding immediately after this offering as shown above excludes:

●	options to purchase up to 1,138,000 shares of our Common Stock at a weighted average exercise price of $1.48 per share; and

●	warrants to purchase up to 44,566,944 shares of our Common Stock at a weighted average exercise price of $2.65 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks described in the prospectus. In addition, you should carefully consider the other information in the annual report and other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.” The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in our securities.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and/or cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Purchasers of Units in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

The public offering price per Unit in this offering is substantially higher than the net tangible book value per share of our Common Stock before giving effect to this offering. Accordingly, if you purchase our Units in this offering, you will incur immediate substantial dilution of approximately $1.75 per share of Common Stock, representing the difference between the public offering price per Unit and our as adjusted net tangible book value as of September 30, 2020. In addition, you could experience further dilution if (a) we make stock grants pursuant to our 2020 Equity Incentive Plan; (b) our outstanding options or warrants are exercised; or (c) if the Warrants issued in this offering are exercised. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution.”

Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

We have never declared or paid dividends on our capital stock and we do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our Common Stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the Initial Exercise Date, holders of the warrants may exercise their right to acquire the Common Stock and pay an exercise price of $2.80, prior to five years from the Initial Exercise Date, after which date any unexercised Warrants will expire and have no further value.

Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

There is no public market for the Warrants in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Risk Factors Related to the Integration of Intermediate and Ownership of MICT’s Securities

Intermediate may be unable to successfully execute its growth strategy.

One of the Intermediate’s strategies is to pursue organic growth by increasing product offerings and expanding into new verticals and new markets such as China. Intermediate may not be able to successfully execute all or any of these initiatives, and the results may vary from the expectations of the combined entity or others. Further, even if these initiatives are successful, Intermediate may not be able to expand and upgrade its technology systems and infrastructure to accommodate increases in the business activity in a timely manner, which could lead to operational breakdowns and delays, loss of customers, a reduction in the growth of its customer base, increased operating expenses, financial losses, increased litigation or customer claims, regulatory sanctions or increased regulatory scrutiny. In addition, Intermediate will need to continue to attract, hire and retain highly skilled and motivated executives and employees to both execute the growth strategy and to manage the resulting growth effectively.

Prior to completion of the Merger, Intermediate did not have any formal risk management policies or procedures which may leave Intermediate exposed to unidentified or unexpected risks.

Prior to the Merger, Intermediate was dependent on the professional expertise and experience of its management and staff to assess risks. Intermediate did not have any formal written policies or procedures for identifying, monitoring or controlling risks, including risks related to human error, customer defaults, market movements, technology, fraud or money-laundering, and such risks were evaluated by its management team and boards of directors on an ad-hoc basis. Such practices and methods have historically been discretionary by nature and based on internally developed controls and observed historical market behavior. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. The risk-management methods utilized by Intermediate also may not adequately prevent losses due to technical errors if its testing and quality control practices are not effective in preventing failures.

MICT may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

MICT cannot assure you that the due diligence it conducted on Intermediate has revealed all material issues that may be present with regard to such companies, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of MICT’s control will not later arise. Each of MICT and Intermediate therefore has made its decision to complete the Merger on the basis of limited information, and the business combination may not be as profitable as expected, if at all. As a result of these factors, MICT may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if MICT’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with MICT’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on MICT’s liquidity, the fact that MICT reports charges of this nature could contribute to negative market perceptions about MICT or MICT’s securities. Accordingly, MICT cannot predict the impact that the consummation of the Merger will have on MICT’s securities.

MICT’s ability to be successful will be dependent upon the efforts of the MICT Board and key personnel and the loss of such persons could negatively impact the operations and profitability of MICT’s post-combination business.

MICT’s ability to be successful will be dependent upon the efforts of the MICT Board and key personnel. Furthermore, the business of MICT following the Merger is made up in part of Intermediate’s business, and is entirely different from MICT’s historical business. Individuals associated with Intermediate may be unfamiliar with the requirements of operating a U.S. public company, which could cause MICT’s management to have to expend time and resources helping them become familiar with such requirements.

MICT is dependent on the services of its executive officers, whose potential conflicts of interest may not permit MICT to effectively execute its business strategy.

MICT is currently dependent on the continued services and performance of its executive officers, particularly Darren Mercer, MICT’s Chief Executive Officer and a director of the MICT Board. Darren Mercer, is also the Chief Executive Officer of GFH which may result in a potential conflict of interest in Mr. Mercer carrying out his duties as a member of the MICT Board.

Provisions in MICT’s certificate of incorporation and under Delaware law could make a future acquisition of MICT, which may be beneficial to stockholders, more difficult and may prevent attempts by MICT stockholders to replace or remove the current management.

Provisions in MICT’s certificate of incorporation, as amended, and MICT’s amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for MICT’s common stock. These provisions could also limit the price that investors might be willing to pay in the future for MICT securities, thereby depressing the market price of MICT’s securities. In addition, these provisions may frustrate, deter or prevent any attempts by MICT stockholders to replace or remove current management by making it more difficult for stockholders to replace members of the MICT Board. Because the MICT Board is responsible for appointing the members of the MICT management team, these provisions could in turn affect any attempt by stockholders to replace current members of the MICT management team.

Moreover, because MICT is incorporated in Delaware, it is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, which prohibits a person who owns in excess of 15% of outstanding voting stock from merging or combining with MICT for a period of three years after the date of the transaction in which the person acquired in excess of 15% of outstanding voting stock, unless the merger or combination is approved in a prescribed manner. MICT has not opted out of the restrictions under Section 203.

We may need a significant amount of additional capital, which could substantially dilute your investment.

We may need significant additional capital in the future to continue our planned operations. No assurance can be given that we will be able to obtain such funds upon favorable terms and conditions, if at all. Failure to do so could have a material adverse effect on our business. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Common Stock, convertible securities, or other equity securities in one or more transactions that may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, and conversion and redemption rights, subject to applicable law, and at prices and in a manner we determine from time to time.

Such issuances and the exercise of any convertible securities will dilute the percentage ownership of our stockholders, and may affect the value of our capital stock and could adversely affect the rights of the holders of such stock, thereby reducing the value of such stock. Moreover, any exercise of convertible securities may adversely affect the terms upon which we will be able to obtain additional equity capital, since the holders of such convertible securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such convertible securities.

If we sell shares or other equity securities in one or more other transactions, or issue stock or stock options pursuant to any future employee equity incentive plan, investors may be materially diluted by such subsequent issuances.

If the price of our Common Stock is volatile, purchasers of our securities could incur substantial losses.

The price of MICT’s Common Stock has been and may continue to be volatile. The market price of MICT’s Common Stock may be influenced by many factors, including but not limited to the following:

●	developments regarding the Merger and the transactions contemplated thereby;

●	announcements of developments related to MICT’s business (including those aspects of MICT’s business received in connection with the Merger);

●	quarterly fluctuations in actual or anticipated operating results;

●	announcements of technological innovations;

●	new products or product enhancements introduced by Micronet or its competitors;

●	developments in patents and other intellectual property rights and litigation;

●	developments in relationships with third party manufacturers and/or strategic partners;

●	developments in relationships with customers and/or suppliers;

●	regulatory or legal developments in the United States, Israel, China and other countries;

●	general conditions in the global economy; and

●	the other factors described in this “Risk Factors” section.

For these reasons and others, you should consider an investment in our Common Stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the value of such investment.

A sale by MICT of a substantial number of shares of the Common Stock or securities convertible into or exercisable for Common Stock may cause the price of the Common Stock to decline and may impair the ability to raise capital in the future.

Our Common Stock is traded on Nasdaq and despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing Common Stock at or near bid prices at any given time may have been relatively small or non-existent. Financing transactions resulting in a large amount of newly-issued securities, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of Common Stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of Common Stock to sell those shares in increments over time to mitigate any adverse impact of the sales on the market price of MICT stock. If MICT stockholders sell, or the market perceives that its stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of Common Stock could fall. Sales of a substantial number of shares of Common Stock may make it more difficult for MICT to sell equity or equity-related securities in the future at a time and price that MICT deems reasonable or appropriate. Moreover, MICT may become involved in securities class action litigation arising out of volatility resulting from such sales that could divert management’s attention and harm MICT’s business.

We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in other businesses, features or technologies that we believe could complement or expand our market, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. In addition, to the extent that we enter into any term sheets or otherwise announce any intention to acquire any additional businesses, features or technologies, any such acquisition would generally be subject to completion of due diligence and required approvals, and would require additional financing, and there can be no assurance that any such acquisition will occur or be completed in a timely manner, or at all.

If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations, existing contracts and technologies successfully or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from any acquired business, due to a number of factors, including:

●	failure to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company or technology, including issues related to intellectual property, regulatory compliance practices, product quality and safety, revenue recognition or other accounting practices, or employee or client issues;

●	difficulty incorporating acquired technology and rights into our proprietary software and of maintaining quality and security standards consistent with our brands;

●	inability to generate sufficient revenue to offset acquisition or investment costs;

●	incurrence of acquisition-related costs or equity dilution associated with funding the acquisition;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	risks of entering new markets or new product categories in which we have limited or no experience;

●	difficulty converting the customers of the acquired business into our customers;

●	diversion of our management’s attention from other business concerns;

●	adverse effects to our existing business relationships as a result of the acquisition;

●	potential loss of key employees, clients, vendors and suppliers from either our current business or an acquired company’s business;

●	use of resources that are needed in other parts of our business;

●	possible write offs or impairment charges relating to acquired businesses;

●	compliance with regulatory matters covering the products of the acquired business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. If an acquired business fails to meet our expectations, our business, operating results and financial condition may suffer.

If securities or industry analysts do not publish research or reports or publish unfavorable research about MICT’s business, the price of its Common Stock could decline.

MICT does not currently have any significant research coverage by securities and industry analysts and may never obtain such research coverage. If securities or industry analysts do not commence or maintain coverage of MICT, the trading price for its Common Stock might be negatively affected. In the event such securities or industry analyst coverage is obtained, if one or more of the analysts who covers MICT or will cover MICT downgrades its securities, the price of Common Stock would likely decline. If one or more of these analysts ceases to cover MICT or fails to publish regular reports on it, interest in the purchase of Common Stock could decrease, which could cause the price of Common Stock and trading volume to decline.

If MICT fails to meet all applicable Nasdaq requirements, Nasdaq may delist its Common Stock, which could have an adverse impact on its liquidity and market price.

MICT’s common stock is currently listed on Nasdaq, which has qualitative and quantitative listing criteria. If MICT is unable to comply with Nasdaq’s listing requirements, including, for example, if the closing bid price for common stock continues to fall below $1.00 per share in breach of Nasdaq Listing Rule 5550(a)(2), Nasdaq could determine to delist the common stock, which could adversely affect its market liquidity market price. In that regard, on July 22, 2019, December 12, 2018 and September 1, 2017, MICT received written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price of its common stock had been below $1.00 per share for each of the consecutive 30 business days preceding July 22, 2019, December 12, 2018 and September 1, 2017. In addition, on April 8, 2019, MICT received written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), as MICT’s stockholders’ equity, as reported MICT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, was below the minimum stockholders’ equity requirement of $2.5 million. Although MICT was able to regain compliance with the Nasdaq continued listing requirements set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), there can be no assurance that MICT will be able to maintain compliance with the Nasdaq listing requirements, or that the common stock will not be delisted from Nasdaq in the future. Such delisting could adversely affect the ability to obtain financing for the continuation of MICT’s operations, and could result in the loss of confidence by investors, customers and employees and cause its shareholders to incur substantial losses.

If Nasdaq delists MICT’s securities from trading on its exchange and MICT is not able to list its securities on another national securities exchange, MICT expects its securities could be quoted on an over-the-counter market. If this were to occur, MICT could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that the MICT’s common stock is a “penny stock” which will require brokers trading in the MICT’s common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for MICT’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” incorporated by reference herein may not be representative of MICT’s results following the Merger.

MICT, Micronet and Intermediate have historically operated as separate companies. The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred as of the dates indicated, nor is it indicative of the future operating results or financial position of MICT. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Merger. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger and does not consider potential impacts of current market conditions on revenues or expenses. The unaudited pro forma condensed combined financial information has been derived from MICT’s, Micronet’s and Intermediate’s historical financial statements and related notes and certain adjustments and assumptions have been made regarding the combined organization after giving effect to the transaction.

In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and other factors may affect MICT’s financial condition or results of operations following the closing of the Merger. Any potential decline in MICT’s financial condition or results of operations may cause significant variations in the share price of MICT.

MICT’s stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If MICT is unable to realize the full strategic and financial benefits anticipated from the Merger, MICT’s stockholders will have experienced substantial dilution of their ownership interests in MICT without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent MICT is able to realize only part of the strategic and financial benefits anticipated from the Merger.

Intermediate may be subject to new or different statutory and regulatory requirements in the British Virgin Islands (“BVI”).

As the global regulatory and tax environment evolves, Intermediate may be subject to new or different statutory and regulatory requirements (for example, on January 1, 2019 the Economic Substance (Companies and Limited Partnerships) Act, 2018 of the British Virgin Islands came into force). It is difficult to predict what impact the adoption of these laws or regulations, or changes in the interpretation of existing laws or regulations could have on Intermediate, however, compliance with various additional obligations may create significant additional costs that may be borne by Intermediate or otherwise affect the management and operation of Intermediate.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect MICT’s business and operations.

The outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to multiple countries, including the United States, Israel and many European countries and affected the Micronet business as set hereunder. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. While COVID-19 is still spreading and the final implications of the pandemic are difficult to estimate at this stage, it is clear that it has affected the lives of a large portion of the global population. At this time, the pandemic has caused states of emergency to be declared in various countries, travel restrictions imposed globally, quarantines established in certain jurisdictions and various institutions and companies being closed. MICT is actively monitoring the pandemic in order to respond the changing business and market conditions accordingly.

Furthermore, Micronet’s operations and business have experienced disruptions due to, among other things, the unprecedented conditions surrounding the spread of the COVID-19 virus throughout North America, Israel and the world. While Micronet expects the COVID-19 pandemic to have an impact on its business operations and financial results, the extent of the impact on the Micronet’s business, its corporate development objectives, its financial position and the value of and market for its common stock will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States, Israel, or elsewhere, as well as the effectiveness of actions taken globally to contain and treat the disease. Notably, COVID-19 and measures implemented to reduce the spread of the virus have limited access to the Micronet’s offices and have disrupted its normal interactions with certain of its accounting personnel, legal advisors, auditors and others. Additionally, the COVID-19 outbreak has adversely affected the global economy and financial markets, which may result in a long-term economic downturn that could negatively affect future performance. The extent to which COVID-19 will impact our business and our consolidated financial results in the future will depend on future developments related to the spread of COVID-19 which are highly uncertain and cannot be predicted at this time. The consequences of COVID-19, when combined with other events or conditions over which we have little or no control, may create a material uncertainty as to Micronet’s ability to continue as a going concern. Micronet will continue to monitor the situation closely, but given the uncertainty, management cannot estimate the impact of the COVID-19 pandemic on Micronet’s financial statements or operations.

MICT’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout China, North America, Israel and the world. The COVID-19 pandemic and both public and private measures taken to contain it have negatively affected MICT’s business, results of operations, financial condition, and liquidity, all of which may continue or worsen. The following are some of the issues that MICT continues to face:

●	Prolonged recessionary concerns. The COVID-19 pandemic has resulted in a significant reduction of economic activity in the U.S., and the markets in which Micronet operates as stated above as well as a significant increase in unemployment, which could lead to a prolonged economic recession;

●	Actual and potential delays in customer payments, defaults on the MICT’s customer credit arrangements; or other failures by third parties such as suppliers, and distributors to meet their obligations to MICT due to their economic circumstances. The financial markets have also been adversely impacted by the COVID-19 pandemic, potentially causing operational cash flow issues for MICT, and potentially causing similar issues for MICT’s customers, including, but not limited to, affecting their ability to meet their payment obligations to us; and

●	Interruptions in manufacturing or distribution of MICT’s products. Outbreaks in the communities in which MICT operates could affect its ability to operate its manufacturing or distribution activities, and MICT’s suppliers could experience similar interruptions.

Due to the uncertainty surrounding the COVID-19 pandemic, MICT will continue to assess the situation, including government-imposed restrictions, market by market. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on MICT’s business, the continued spread of COVID-19, and any additional measures taken by governments, health officials or by MICT in response to such spread, could have on MICT’s business, results of operations and financial condition. The COVID-19 pandemic and mitigation measures have also negatively impacted global economic conditions, which, in turn, could adversely affect MICT’s business, results of operations and financial condition. The extent to which the COVID-19 outbreak continues to impact MICT’s financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity, longevity and impact of the COVID-19 pandemic on economic activity.

Even after COVID-19 has subsided, MICT may continue to experience materially adverse impacts to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future. There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19, and, as a result, the ultimate impact of COVID-19, or a similar health epidemic or pandemic, is highly uncertain and subject to change. While MICT continues to monitor the business metrics that it has historically used to predict its financial performance, it is uncertain as to whether these metrics will continue to function as they have in the past.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect Intermediate’s and Micronet’s business and thereby have a material adverse effect on MICT’s investment in Intermediate and Micronet.

MICT may not realize the benefits of its investment in Intermediate and Micronet if as a result of, among other things, COVID-19, Intermediate’s and Micronet’s business and operations suffer a material adverse effect. During the COVID-19 pandemic, Micronet has suffered a material adverse impact on its business and operations, results of operations and financial condition due to, among other things, a delay in receiving customers’ orders and the general negative economic climate that has resulted from COVID-19. In addition, the COVID-19 pandemic has resulted in a material adverse change in the general business and economic atmosphere in the world and in Israel and a negative sentiment in both the business and capital markets, which includes a substantial and significant decrease in demand for the products offered by Micronet, leading to a slowdown in production and delivery, as well as the cancellation of orders by its customers or rejection of development by manufacturers and suppliers.

Moreover, government restrictions imposed in China impacted Micronet’s manufacturing and subcontracting operations in China were affected for a certain period of time due to COVID-19. Similarly, GFH’s business and operations in China have been impacted by COVID-19 as well. In addition, activities related to the development of various components of Micronet’s products have not yet returned to regular levels. Although the facilities overseeing a portion of these activities have returned to operation, GFH and Micronet do not know if limitations that were previously lifted will be reinstated or whether limitations that are still in effect will be lifted in the near term. As such, Micronet’s management believes that there will be a delay in launching its new products to the market and they will not be completed before first quarter of 2021.

We have issued and may issue additional preferred stock in the future, and the terms of the preferred stock may reduce the value of our Common Stock.

We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue shares of preferred stock, it could affect stockholder rights or reduce the market value of our outstanding Common Stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

MICT may be subject to litigation and regulatory investigations and proceedings, and may not always be successful in defending itself against such claims or proceedings.

MICT’s business operations entail substantial litigation and regulatory risks, including the risk of lawsuits and other legal actions relating to, among other matters, breach of contract, information disclosure, client onboarding procedures, sales practices, product design, fraud and misconduct, and control procedures deficiencies, as well as the protection of personal and confidential information of MICT’s or Intermediate’s or Micronet’s clients. MICT or its subsidiaries may be subject to arbitration claims and lawsuits in the ordinary course of its business. MICT or its subsidiaries may also be subject to inquiries, inspections, investigations and proceedings by regulatory and other governmental agencies. MICT and its subsidiaries will be subject to extensive and evolving regulatory requirements, non-compliance with which, may result in penalties, limitations and prohibitions on its future business activities or suspension or revocation of its licenses and trading rights, and consequently may materially and adversely affect its business, financial condition, operations and prospects.

Additionally, the Merger and the transactions contemplated thereby, as well as certain private placements completed by the Company, may give rise to litigation and/or other legal disputes. As previously disclosed, in March 2017, MICT entered into an Investment Banking Agreement (the “Sunrise Agreement”) with Sunrise Securities LLC and Trump Securities LLC (collectively, “Sunrise”) through Sunrise’s principal, Amnon Mandelbaum, pursuant to which Sunrise agreed to assist MICT in identifying, analyzing, structuring, and negotiating suitable business opportunities, such as a sale of stock or assets, merger, tender offer, joint venture, financing arrangement, private placement, or any similar transaction or combination thereof. The parties had disagreements about, among other things, the applicability of the Sunrise Agreement, and the Company received demand letters and other correspondences from Sunrise threatening litigation in connection therewith; however, as of the date hereof, the parties have executed a settlement and release agreement for the release and waiver of the above claims. For further details see “Legal Proceedings” below.

Actions brought against MICT or its subsidiaries may result in settlements, injunctions, fines, penalties, suspension or revocation of licenses, reprimands or other results adverse to it that could harm its reputation. Even if MICT is successful in defending itself against these actions, the costs of such defense may be significant. In market downturns, the number of legal claims and the amount of damages sought in legal proceedings may increase.

In addition, MICT may face arbitration claims and lawsuits brought by its or tis subsidiaries’ users and clients who use its services and find them unsatisfactory. MICT may also encounter complaints alleging misrepresentation with regard to its platforms and/or services. Actions brought against MICT may result in settlements, awards, injunctions, fines, penalties or other results adverse to it including harm to its reputation. Even if MICT is successful in defending against these actions, the defense of such matters may result in its incurring significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A significant judgement or regulatory action against MICT or a material disruption in Intermediate’s stock trading platform business arising from adverse adjudications in proceedings against the directors, officers or employees would have a material adverse effect on MICT’s liquidity, business, financial condition, results of operations and prospects.

Because almost all of MICT’s officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against management for misconduct.

Currently, a majority of MICT’s directors and officers are or will be nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against such officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state. Additionally, it may be difficult to enforce civil liabilities under U.S. securities law in original actions instituted in Israel, the UK or PRC. UK, PRC or Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because such jurisdictions are not the most appropriate forum to bring such a claim. In addition, even if such courts agree to hear a claim, they may determine that Israeli, UK or PRC law, as applicable, and not U.S. law is applicable to hear the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by UK, PRC or Israeli law.

MICT’s financial results may be negatively affected by foreign exchange rate fluctuations.

MICT’s revenues are mainly denominated in U.S. Dollars and prior to the Merger, costs were mainly denominated in New Israeli Shekels (“NIS”). Where possible, MICT matches sales and purchases in these and other currencies to achieve a natural hedge. Currently, Micronet does not have a policy with respect to the use of derivative instruments for hedging purposes, except that Micronet will consider engaging in such hedging activities on a case by case basis. To the extent MICT is unable to fully match sales and purchases in different currencies, its business will be exposed to fluctuations in foreign exchange rates. Following the Merger, Intermediate’s revenue and expenses have been and are expected to continue to be primarily denominated in RMB and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, the value of the proceeds from this offering and any future financings, which are to be converted from U.S. dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. Substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on Intermediate’s business, operations and financial position and the value of your investment in the Units.

Risk Factors Relating to Intermediate’s Business

Intermediate’s trading platforms have no operating history, which makes it difficult to evaluate Intermediate’s future prospects.

Intermediate is focused on developing its various trading platforms and technology infrastructure, which have not launched. As Intermediate’s platforms will be built on technology and a significant portion of Intermediate’s staff come from Internet and technology companies, Intermediate has limited experience in most aspects of its trading platform business operation, such as trading of stock, oil and gas, and insurance brokerage. Any aspect of Intermediate’s business model that does not achieve expected results may have a material and adverse impact on Intermediate’s financial condition and results of operations. It is therefore difficult to effectively assess MICT’s future prospects.

Intermediate’s targeted markets, including online stock trading, oil and gas trading, and insurance brokerage may not develop as expected. Intermediate’s users and clients of Intermediate’s services may not be familiar with the development of these markets and may have difficulty distinguishing Intermediate’s services from those of Intermediate’s competitors. Convincing users and clients of the value of using Intermediate’s services will be critical to increasing the amount of transactions on Intermediate’s platforms and to the success of Intermediate businesses.

You should consider Intermediate’s businesses in light of the risks and challenges it encounters or may encounter given the rapidly evolving markets in which it operates and its lack of operating history. These risks and challenges include our ability to, among other things:

●	manage the launch of its trading platforms and its future growth;

●	navigate a complex and evolving regulatory environment;

●	offer personalized and competitive services;

●	increase the utilization of its services by users and clients;

●	maintain and enhance its relationships with its business partners;

●	enhance its technology infrastructure to support the growth of its business and maintain the security of its systems and the confidentiality of the information provided and utilized across its systems;

●	improve its operational efficiency;

●	attract, retain and motivate talented employees to support its business growth;

●	navigate economic condition and fluctuation;

●	defend itself against legal and regulatory actions, such as actions involving intellectual property or privacy claims; and

●	obtain any and all licenses necessary for the operation of its business.

Intermediate may not be able to manage its expansion effectively.

Intermediate’s current and planned personnel, systems, resources and controls may not be adequate to support and effectively manage its future operations. Intermediate’s plans for continuous expansion may increase the complexity of its business and may place a strain on its management, operations, technical systems, financial resources and internal control functions. Intermediate intends to upgrade its systems from time to time to cater to the need of launching new services, and the process of upgrading its systems may disrupt its ability to timely and accurately process information, which could adversely affect its results of operations and cause harm to its business.

If Intermediate is unable to attract and retain clients, or if it fails to offer services to address the needs of its clients as it evolves, Intermediate’s business and results of operations may be materially and adversely affected.

If there is insufficient demand for Intermediate’s services, it might not be able to achieve and increase its transaction volume and revenues as it expects, and its and MICT’s business and results of operations may be adversely affected.

Intermediate’s success will depend largely on its ability to attract and retain clients, in particular those that have highly frequent transactions. Failure to deliver services in a timely manner at competitive prices with satisfactory experience will cause clients to lose confidence in Intermediate and use its platforms less frequently or even stop using its platforms altogether, which in turn will materially and adversely affect Intermediate’s business. Even if Intermediate is able to provide high-quality and satisfactory services on its platforms in a timely manner and at favorable price terms, MICT cannot assure you that Intermediate will be able to attract and retain clients, encourage repeat and increase trading transactions due to reasons out of its control, such as Intermediate’s clients’ personal financial reasons or the deterioration of the market conditions.

If Intermediate is unable to generate clients and increase its client retention rates in a cost-effective manner, Intermediate’s business, financial condition and results of operations are likely to be adversely affected. Although MICT expects to spend significant financial resources on marketing expenses, these efforts may not be cost-effective to attract clients to Intermediate. MICT cannot assure its investors that Intermediate will be able to gain, maintain, or grow a client base in a cost-effective way, if at all.

MICT will depend on Intermediate’s proprietary technology, and its future results may be impacted if it cannot maintain technological superiority in its industry.

MICT’s potential success depends on Intermediate’s sophisticated proprietary technology to empower the efficient operations of its platforms. If Intermediate’s technology becomes more widely available to its current or future competitors for any reason, its operating results may be adversely affected.

Additionally, to keep pace with changing technologies and client demands, Intermediate must correctly interpret and address market trends and enhance the features and functionality of its technology in response to these trends, which may lead to significant research and development costs. Intermediate may be unable to accurately determine the needs of its users and clients or the trends of the various industries it anticipates to enter or to design and implement the appropriate features and functionality of its technology in a timely and cost-effective manner, which could result in decreased demand for its services and a corresponding decrease in its revenue. Also, any adoption or development of similar or more advanced technologies by its competitors may require that MICT devotes substantial resources to the development of more advanced technology at Intermediate to remain competitive. The markets in which Intermediate competes are characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. Intermediate may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

In addition, Intermediate must protect its systems against physical damage from fire, earthquakes, power loss, telecommunications failures, computer viruses, hacker attacks, physical break-ins and similar events. Any software or hardware damage or failure that causes interruption or an increase in response time of its proprietary technology could reduce client satisfaction and decrease usage of its services.

Unexpected network interruptions, security breaches or computer virus attacks and failures in Intermediate’s information technology systems could have a material adverse effect on its business, financial condition and results of operations.

Intermediate’s information technology systems will support all phases of its operations and will be an essential part of its technology infrastructure. If Intermediate’s systems fail to perform, it could experience disruptions in operations, slower response time or decreased customer satisfaction. Intermediate must be able to process, record and monitor a large number of transactions and its operations are highly dependent on the integrity of its technology systems and its ability to make timely enhancements and additions to its systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the Internet infrastructure, technological failures, changes to Intermediate’s systems, changes in customer usage patterns, linkages with third-party systems and power failures. Intermediate’s systems will also be vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, distributed denial of service attacks, computer viruses or cyberattacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting Intermediate’s key business partners and vendors, and other similar events.

Intermediate’s Internet-based businesses depend on the performance and reliability of the Internet infrastructure. Intermediate cannot assure its investors that the Internet infrastructure it depends on will remain sufficiently reliable for its needs. Any failure to maintain the performance, reliability, security or availability of Intermediate’s network infrastructure may cause significant damage to its ability to attract and retain users and clients. Major risks involving Intermediate’s network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of its servers;

●	disruption or failure in the national backbone networks in the PRC, which would make it impossible for users and clients to access its platforms;

●	damage from natural disasters or other catastrophic events such as typhoon, volcanic eruption, earthquake, flood, telecommunications failure, or other similar events; and

●	any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of Intermediate’s platforms or deterioration in the quality of access to its platforms could reduce user and client satisfaction and result in a reduction in the activity level of its users and clients as well as the number of clients making trading transactions on its platforms. Furthermore, increases in the volume of traffic on Intermediate’s platforms could strain the capacity of its computer systems and bandwidth, which could lead to slower response times or system failures. This could cause a disruption or suspension in Intermediate’s service delivery, which could hurt its brand and reputation. Intermediate may need to incur additional costs to upgrade its technology infrastructure and computer systems in order to accommodate increased demand if it anticipates that its systems cannot handle higher volumes of traffic and transaction in the future. In addition, it could take an extended period of time to restore full functionality to its technology or other operating systems in the event of an unforeseen occurrence, which could affect its ability to process and settle client transactions. Despite Intermediate’s efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that it will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of its vendors or other third parties.

Failure or poor performance of third-party software, infrastructure or systems on which Intermediate relies could adversely affect its business.

Intermediate will rely on third parties to provide and maintain certain infrastructure that will be critical to its business. For example, a strategic partner provides services to Intermediate in connection with various aspects of Intermediate’s operations and systems. If such services become limited, restricted, curtailed or less effective or more expensive in any way or become unavailable to Intermediate for any reason, its business may be materially and adversely affected. The infrastructure of Intermediate’s third-party service providers may malfunction or fail due to events out of its control, which could disrupt its operations and have a material adverse effect on its business, financial condition, results of operations and cash flows. Any failure to maintain and renew Intermediate’s relationships with these third parties on commercially favorable terms, or to enter into similar relationships in the future, could have a material adverse effect on its business, financial condition, results of operations and cash flows.

Intermediate also relies on certain third-party software, computer systems and service providers. Any interruption in these third-party services or software, deterioration in their performance, or other improper operation could interfere with its trading activities, cause losses due to erroneous or delayed responses, or otherwise be disruptive to its business. If Intermediate’s arrangements with any third party are terminated, it may not be able to find an alternative source of software or systems support on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on Intermediate’s business, financial condition, results of operations and cash flows.

If Intermediate fails to protect its platform or the confidential information of its users and clients, whether due to cyber-attacks, computer viruses, physical or electronic break-ins or other reasons, it may be subject to liabilities imposed by relevant laws and regulations, and its reputation and business may be materially and adversely affected.

MICT’s and Intermediate’s computer system, the networks it uses, the networks and online trading platforms of the exchanges and other third parties with whom it interacts, are potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems or security breaches. A party that is able to circumvent MICT’s or Intermediate’s security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of the information MICT or Intermediate transmits over the Internet and mobile network or cause interruptions in its operations. MICT, Intermediate or its respective service providers may be required to invest significant resources to protect against the threat of security breaches or to alleviate problems caused by any breaches.

In addition, MICT and Intermediate will collect, store and process certain personal and other sensitive data from its users and clients, which makes MICT and Intermediate potentially vulnerable targets to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While MICT and Intermediate will take steps to protect the confidential information that it expects to have access to, its security measures could be breached. Because the techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, MICT and Intermediate may not be able to anticipate these techniques or implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to MICT’s or Intermediate’s system could cause confidential user and client information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose MICT and Intermediate to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in MICT’s or Intermediate’s technology infrastructure are exposed and exploited, its relationships with users and clients could be severely damaged, it could incur significant liability and its stock trading platform business and operations could be adversely affected. Furthermore, Intermediate’s corporate clients may utilize its technology to serve their own employees and customers. Any failure or perceived failure by MICT or Intermediate to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause Intermediate’s clients to lose trust in it and could expose Intermediate to legal claims.

There are uncertainties as to the interpretation and application of laws in one jurisdiction which may be interpreted and applied in a manner inconsistent to another jurisdiction and may conflict with MICT’s or Intermediate’s policies and practices or require changes to the features of its system. MICT and Intermediate cannot assure that its user information protection system and technical measures will be considered sufficient under applicable laws and regulations. If MICT or Intermediate is unable to address any information protection concerns, any compromise of security that results unauthorized disclosure or transfer of personal data, or to comply with the then applicable laws and regulations, it may incur additional costs and liability and result in governmental enforcement actions, litigation, fines and penalties or adverse publicity and could cause its users and clients to lose trust in us, which could have a material adverse effect on its stock trading platform business, results of operations, financial condition and prospects. MICT and Intermediate may also be subject to new laws, regulations or standards or new interpretations of existing laws, regulations or standards, including those in the areas of data security and data privacy, which could require MICT or Intermediate to incur additional costs and restrict its stock trading platform business operations.

Employee misconduct could expose Intermediate to significant legal liability and reputational harm.

Intermediate’s platforms will operate in industries in which integrity and the confidence of its users and clients are of critical importance. During Intermediate’s daily operations, it will be subject to the risks of errors and misconduct by its employees, which include:

●	engaging in misrepresentation or fraudulent activities when marketing or performing services to users and clients;

●	improperly using or disclosing confidential information of its users and clients or other parties;

●	concealing unauthorized or unsuccessful activities; or

●	otherwise not complying with applicable laws and regulations or its internal policies or procedures.

If any of Intermediate’s employees engages in illegal or suspicious activities or other misconduct, it could suffer serious harm to its reputation, financial condition, client relationships and ability to attract new clients and even be subject to regulatory sanctions and significant legal liability. Intermediate may also be subject to negative publicity from the sanction that would adversely affect its brand, public image and reputation, as well as potential challenges, suspicions, investigations or alleged claims against us. It is not always possible to deter misconduct by its employees or senior management during the operations of its business or uncover any misconduct occurred in their past employment, and the precautions Intermediate takes to detect and prevent any misconduct may not always be effective. Misconduct by Intermediate’s employees, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on its reputation and its business.

MICT anticipates that its operating costs and expenses will increase.

MICT anticipates that its operating costs and expenses will increase in the foreseeable future as it endeavors to launch and grow Intermediate’s business, attract users and clients, enhance and develop its service offerings, enhance its technology capabilities, and increase its brand recognition. These efforts may prove more costly than MICT anticipates, and it may not succeed in generating revenues sufficiently to offset these higher expenses. There are other external and internal factors that could negatively affect MICT’s financial condition. For example, the transaction volume achieved on Intermediate’s platforms may be lower than expected, which may lead to lower than expected revenues. Furthermore, MICT has adopted a share incentive plan in the past and may adopt new share incentive plans in the future, which have caused, and will result in, significant share-based compensation expenses to us. As a result of the foregoing and other factors, MICT may incur net losses in the future.

If there is any negative publicity with respect to MICT, its industry peers or its industries in general, MICT’s business and results of operations may be materially and adversely affected.

MICT’s reputation and brand recognition plays an important role in earning and maintaining the trust and confidence of its current and potential users and clients. MICT’s reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage MICT’s reputation, even if they are baseless or satisfactorily addressed. In addition, any perception that the quality of its services may not be the same as or better than that of other companies can also damage its reputation. Moreover, any negative media publicity about the industries in general or product or service quality problems of other firms in these industries, including MICT’s competitors, may also negatively impact MICT’s reputation and brand. If MICT is unable to maintain a good reputation or further enhance its brand recognition, its ability to attract and retain users, clients, third-party partners and key employees could be harmed and, as a result, its business and revenues would be materially and adversely affected.

MICT may not succeed in promoting and sustaining its brand, which could have an adverse effect on its future growth and business.

A critical component of MICT’s launch and growth will be its ability to promote and sustain its brand. Promoting and positioning MICT’s brand and platforms will depend largely on the success of its marketing efforts, its ability to attract users and clients cost-efficiently and its ability to consistently provide high-quality services and a superior experience. MICT expects to incur significant expenses related to advertising and other marketing efforts, which may not be effective and may adversely affect its net margins.

In addition, to provide a high-quality user and client experience, MICT expects to invest substantial amounts of resources in the development and functionality of Intermediate’s platforms, websites, technology infrastructure and client service operations. Intermediate’s ability to provide a high-quality user and client experience will also be highly dependent on external factors over which it may have little or no control, including, without limitation, the reliability and performance of software vendors and business partners. Failure to provide Intermediate’s users and clients with high quality services and experience for any reason could substantially harm its reputation and adversely impact its efforts to develop a trusted brand, which could have a material adverse effect on its stock trading platform business, results of operations, financial condition and prospects.

Intermediate’s platform and internal systems rely on software and technological infrastructure that is highly technical, and if they contain undetected errors, its business could be adversely affected.

Intermediate’s platforms and internal systems rely on software that is highly technical and complex. In addition, Intermediate’s platforms and internal systems depend on the ability of the software to store, retrieve, process and manage immense amounts of data. The software may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which Intermediate relies may result in a negative experience for users and clients, delay introductions of new features or enhancements, result in errors or compromise Intermediate’s ability to protect data or its intellectual property. Any errors, bugs or defects discovered in the software on which it relies could result in harm to Intermediate’s reputation, loss of users or financial service providers or liability for damages, any of which could adversely affect its business, results of operations and financial conditions.

Any failure to protect Intermediate’s intellectual property could harm its business and competitive position.

Intermediate expects to rely primarily on trade secret, contract, copyright, trademark and patent law to protect its proprietary technology. It is possible that third parties may copy or otherwise obtain and use Intermediate’s proprietary technology without authorization or otherwise infringe on its rights. Intermediate may not be able to successfully pursue claims for infringement that interfere with its ability to use its technology, website or other relevant intellectual property or have adverse impact on its brand. Intermediate cannot assure MICT’s investors that any of its intellectual property rights would not be challenged, invalidated or circumvented, or such intellectual property will be sufficient to provide Intermediate with competitive advantages. In addition, other parties may misappropriate its intellectual property rights, which would cause it to suffer economic or reputational damages. Because of the rapid pace of technological change, MICT cannot assure you that all of Intermediate’s proprietary technologies and similar intellectual property will be patented in a timely or cost-effective manner, or at all. Furthermore, parts of Intermediate’s business rely on technologies developed or licensed by other parties, or co-developed with other parties, and Intermediate may not be able to obtain or continue to obtain licenses and technologies from these other parties on reasonable terms, or at all.

Any claims or litigation could cause Intermediate and us to incur significant expenses and, if successfully asserted against Intermediate or us, could require that we pay substantial damages or ongoing royalty payments, restrict Intermediate or us from conducting our business or require that we or Intermediate comply with other unfavorable terms. We and Intermediate may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we and Intermediate were to prevail in such a dispute, any litigation regarding Intermediate’s intellectual property could be costly and time-consuming and divert the attention of our management from Intermediate and our business operations.

From time to time MICT may evaluate and potentially consummate investments and acquisitions or enter into alliances, which may require significant management attention, disrupt Intermediate’s stock trading platform business and adversely affect its financial results.

MICT may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of Intermediate’s platforms and better serve Intermediate’s users and clients. These transactions could be material to its financial condition and results of operations if consummated. MICT may not have the financial resources necessary to consummate any acquisitions in the future or the ability to obtain the necessary funds on satisfactory terms. Any future acquisitions may result in significant transaction expenses and risks associated with entering new markets in addition to integration and consolidation risks. MICT may not have sufficient management, financial and other resources to integrate any such future acquisitions or to successfully operate new businesses, and it may be unable to profitably operate its expanded company.

Internet-related issues may reduce or slow the growth in the use of our services in the future. In particular, our future growth depends on the further acceptance of the Internet in China and particularly the mobile Internet as an effective platform for assessing trading and other financial services and content.

Critical issues concerning the commercial use of the Internet, such as ease of access, security, privacy, reliability, cost, and quality of service, remain unresolved and may adversely impact the growth of Internet use. If Internet usage continues to increase rapidly, the Internet infrastructure may not be able to support the demands placed on it by this growth, and its performance and reliability may decline. Continuous rapid growth in Internet traffic may cause decreased performance, outages and delays. Our ability to increase the speed with which we provide services to users and clients and to increase the scope and quality of such services is limited by and dependent upon the speed and reliability of Intermediate’s users’ and clients’ access to the Internet, which is beyond our control. If periods of decreased performance, outages or delays on the Internet occur frequently or other critical issues concerning the Internet are not resolved, overall Internet usage or usage of our web-based services could increase more slowly or decline, which would cause Intermediate’s stock trading platform business, results of operations and financial condition to be materially and adversely affected.

Intermediate face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

Intermediate’s stock trading platform business could be materially and adversely affected by natural disasters, health epidemics or other public safety concerns. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect its ability to operate its platform and provide services and solutions. Intermediate’s stock trading platform business could also be adversely affected if its employees are affected by health epidemics. In addition, Intermediates’ results of operations could be adversely affected to the extent that any health epidemic harms the economy in general. If any natural disasters, health epidemics or other public safety concerns were to affect the locations where Intermediate operates, its operation may experience material disruptions, which may materially and adversely affect its stock trading platform business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Intermediate division’s principal executive office and operations, through its operating subsidiaries, are located in China. We also plan to launch various platforms which are being built initially in China. Accordingly, MICT’s business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic, social conditions and government policies in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, such growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China, could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect MICT’s business and operating results, lead to reduction in demand for MICT’s services and adversely affect MICT’s competitive position. COVID-19 had a severe and negative impact on Chinese and global economy in the first half of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our Intermediate division’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our Intermediate division’s business and operating results.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

PRC laws and the PRC legal system in general may have a significant impact on our business operations in China. Although China’s legal system has developed over the last several decades, PRC laws, regulations and legal requirements remain underdeveloped relative to the United States of America. Moreover, PRC laws and regulations change frequently and their interpretation and enforcement involve uncertainties. For example, the interpretation or enforcement of PRC laws and regulations may be subject to government rules or policies, some of which are not published on a timely basis or at all. In addition, the relative inexperience of China’s judiciary system in some cases may create uncertainty as to the outcome of litigation. These uncertainties could limit our ability to enforce certain legal or contractual rights or otherwise adversely affect our business and operations.

Furthermore, due to the existence of unpublished rules and policies, and since newly issued PRC laws and regulations may have expected and unexpected retrospective effects, we may not be aware of a violation of certain PRC laws, regulations, policies or rules until after the event.

The complexities, uncertainties and rapid changes in PRC regulation of the Internet-related businesses and companies require significant resources for compliance.

The PRC government extensively regulates the Internet industries, including foreign ownership of, and the licensing and permit requirements pertaining to, companies doing business in the Internet industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of these businesses include, but are not limited to, the following:

There are uncertainties relating to the regulation of the Internet-related businesses in China, including evolving licensing practices. This means that certain of our permits, licenses or operations may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for operations.

New laws and regulations that regulate Internet activities, including operating online platforms for stock trading, oil and gas trading, or insurance brokerage may be promulgated. If these new laws and regulations are promulgated, additional licenses may be required for operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, MICT or its subsidiaries could be subject to penalties.

The principal regulation governing the operation of Internet insurance business is the Measures for the Regulation of Internet Insurance Business, or Regulation of Internet Insurance Business, promulgated by the CBIRC on December 7, 2020 and effective on February 1, 2021. There is no assurance that Intermediate would be able to meet all the requirements set forth under the Regulation of Internet Insurance Business and effectively operate an online insurance brokerage business. Please refer to “Regulation of Internet Insurance Businesses.”

The interpretation and application of existing PRC laws, regulations and policies and any new laws, regulations or policies relating to the Internet-related industries have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of companies in these industries. We cannot assure you that Intermediate had obtained all the permits or licenses required for conducting its business in China or will be able to maintain existing licenses or obtain any new licenses required under any new laws or regulations. There are also risks associated with being found in violation of existing or future laws and regulations given the uncertainty and complexity of China’s regulation of these businesses.

In addition, new laws and regulations applicable to the Internet-related industries could be issued at the national or provincial level, or existing regulations could be interpreted more strictly. No assurance can be given that business on these industries in general or our services in particular will not be adversely impacted by further regulations. In particular, technical limitations on Internet use can also be developed or implemented. For example, restrictions can be implemented on personal Internet use in the workplace in general or access to Intermediate’s sites in particular. All such regulations, restrictions and limitations could lead to a reduction of user activities or a loss of users, and restrict the types of products and services we may be able to offer in China, which in turn could have a material adverse effect on our financial condition and results of operations in China.

The 2006 M&A Rules established complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it difficult to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities promulgated the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (the “2006 M&A Rules”), which were later amended on June 22, 2009. The 2006 M&A Rules and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the Ministry of Commerce, People’s Republic of China (“MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law of China requires that the anti-monopoly law enforcement authority shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the State Council that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Governmental control of currency conversion may affect the value of business in China.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of foreign currency out of China. Certain revenues may be received in RMB. Shortages in the availability of foreign currency may restrict our or our partners’ ability in China to remit sufficient foreign currency to pay dividends or other payments, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, expenditures from trade related transactions and services-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future.

Fluctuations in exchange rates of the RMB could materially affect financial results.

The exchange rates between the RMB and the U.S. dollars and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. The People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals.

Regulation and censorship of information disseminated over the Internet in China may adversely affect our business, and may cause liability for content that is displayed on any of its websites.

China has enacted laws and regulations governing Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. In the past, the PRC government has prohibited the distribution of information through the Internet that it deems to be in violation of PRC laws and regulations. If any of Intermediate’s Internet information on its online platforms is deemed by the PRC government to violate any content restrictions, we or our partners may not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. We or our partners may also be subjected to liability for any unlawful actions of their customers or users of their websites or for content distributed by such subsidiaries or partners that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Under the enterprise income tax (“EIT”) Law, we may be classified as a “resident enterprise” of China. Such classification would likely result in unfavorable tax consequences.

Under the EIT Law, which has been revised effective as of December 29, 2018, and its implementation rules, (the “Implementation Rules”), which has been revised and effective as April 23, 2019, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and is subject to enterprise income tax, or EIT, at the rate of 25% on its global income. The Implementation Rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied: (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC.

Currently, we do not believe we meet all of the criteria above. If the PRC authorities consider that we meet all of the criteria above and treat us as a resident enterprise, a 25% EIT on global income could significantly increase our tax burden and materially and adversely affect its financial condition and results of operations.

In addition, even if we are not deemed as a resident enterprise by the PRC authorities, pursuant to the EIT Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement and provided that relevant tax authorities approved the foreign investors as the beneficial owners of such dividends under applicable tax regulations.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by non-PRC holding companies.

On February 3, 2015, the China State Administration of Taxation (“SAT”) issued the Circular on issues of enterprise Income Tax on Indirect Transfer of Assets by Non-PRC Resident Enterprise, or the SAT Circular 7, pursuant to which if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than the purchase and sale of shares in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer might be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price minus the cost of equity, will be subject to the PRC withholding tax at a rate of up to 10%. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Under the SAT Circular 7, the transfer which meets all of the following circumstances shall be deemed as having no reasonable commercial purpose: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s total income is directly or indirectly derived from within PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Circular 37, which came into effect on December 1, 2017 and was amended on June 15, 2018. The SAT Circular 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

We face uncertainties as to the reporting and other implications of certain past and future transactions that involve PRC taxable assets, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. We may be subject to filing obligations or taxed if we are transferors in such transactions, and may be subject to withholding obligations if we are transferees in such transactions, under SAT Circular 7 or SAT Circular 37, or both.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect MICT’s business and results of operations.

The Standing Committee of the National People’s Congress, enacted the Labor Contract Law in 2008 and amended it on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract, with certain exceptions, must have an unlimited term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In the case of retrenching 20 or more employees or where the number of employees to be retrenched is less than 20 but comprises 10% or more of the total number of employees of such employer under certain circumstances, the employer shall explain the situation to the labor union or all staff 30 days in advance and seek the opinion of the labor union or the employees, the employer may carry out the retrenchment exercise upon reporting the retrenchment scheme to the labor administrative authorities. In addition, the PRC governmental authorities have continued to introduce various new labor-related regulations since the effectiveness of the Labor Contract Law.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, employees are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance, and housing funds and employers are required, together with their employees or separately, to pay the social insurance premiums and housing funds for their employees. If we fail to make adequate social insurance and housing fund contributions, or fail to withhold individual income tax adequately, we may be subject to fines and legal sanctions, and our business, financial conditions and results of operations may be adversely affected.

These laws designed to enhance labor protection tend to increase our labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, our employment practices may not be at all times be deemed in compliance with the regulations. As a result, we could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the SAFE Circular 37 on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 and its implementing rules require PRC residents to register with banks designated by local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with the PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.”

We notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligation, and pursuant to the former SAFE Circular 75, we filed the above-mentioned foreign exchange registration on behalf of certain employee shareholders who we know are PRC residents. However, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners, and there can be no assurance that all of our PRC-resident beneficial owners will comply with relevant SAFE regulations. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject the beneficial owners or our PRC subsidiaries to fines and legal sanctions.

Furthermore, since it is unclear how those SAFE regulations, and any future regulation concerning offshore or cross-border transactions, will be further interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding our employee equity incentive plans may subject the PRC participants in the plans, us or our overseas and PRC subsidiaries to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may, prior to the exercise of an option, submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and whom we or our overseas listed subsidiaries have granted restricted share units, or RSUs, options or restricted shares, may follow the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, to apply for the foreign exchange registration. According to those regulations, employees, directors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to limited exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of the overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit their ability to make payment under the relevant equity incentive plans or receive dividends or sales proceeds related thereto in foreign currencies, or our ability to contribute additional capital into our domestic subsidiaries in China and limit our domestic subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties under PRC law that could restrict our ability or the ability of our overseas listed subsidiaries to adopt additional equity incentive plans for our directors and employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions.

In addition, the STA has issued circulars concerning employee RSUs, share options or restricted shares. Under these circulars, employees working in the PRC whose RSUs or restricted shares vest, or who exercise share options, will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company have obligations to file documents related to employee RSUs, share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees related to their RSUs, share options or restricted shares. Although we and our overseas listed subsidiaries currently withhold individual income tax from our PRC employees in connection with the vesting of their RSUs and restricted shares and their exercise of options, if the employees fail to pay, or the PRC subsidiaries fail to withhold, their individual income taxes according to relevant laws, rules and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities.

Discontinuation of preferential tax treatments we currently enjoy or other unfavorable changes in tax law could result in additional compliance obligations and costs.

Chinese companies operating in the high-technology and software industry that meet relevant requirements may qualify for three main types of preferential treatment, which are high and new technology enterprises, software enterprises and key software enterprises within the scope of the PRC national plan. For a qualified high and new technology enterprise, the applicable enterprise income tax rate is 15%. The high and new technology enterprise qualification is re-assessed by the relevant authorities every three years. Moreover, a qualified software enterprise is entitled to a tax holiday consisting of a two-year tax exemption beginning from the first profit-making calendar year and a 50% tax reduction for the subsequent three calendar years. The software enterprise qualification is subject to an annual assessment. For a qualified key software enterprise within the scope of the PRC national plan, the applicable enterprise tax rate for a calendar year is 10%. The key software enterprise qualification is subject to an annual assessment.

A number of our China operating entities take advantage of these preferential tax treatments. The discontinuation of any of the various types of preferential tax treatment that we take advantage of could materially and adversely affect our results of operations.

If our auditor is sanctioned or otherwise penalized by the Public Company Accounting Oversight Board (“PCAOB”) or the SEC as a result of failure to comply with inspection or investigation requirements, our financial statements could be determined to be not in compliance with the requirements of the Exchange Act or other laws or rules in the United States, which could ultimately result in our Common Stock being delisted from The Nasdaq Capital Market.

Our auditor is required under U.S. law to undergo regular inspections by the PCAOB. Our auditor is located in Israel and has been inspected and continues to be subject to PCAOB inspection. However, without approval from the Chinese government authorities, the PCAOB is currently unable to conduct inspections of the audit work and practices of PCAOB-registered audit firms within the PRC on a basis comparable to other non-U.S. jurisdictions. Since we have substantial operations in the PRC, if we utilize the services of our auditor’s China based firm or various other auditors located in China, such auditors and their audit work are currently not fully inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct full inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections.

The SEC previously instituted proceedings against mainland Chinese affiliates of the numerous accounting firms, including the affiliate of our auditor, for failing to produce audit work papers under Section 106 of the Sarbanes-Oxley Act because of restrictions under PRC law. Each of the “big four” accounting firms in mainland China agreed to a censure and to pay a fine to the SEC to settle the dispute and stay the proceedings for four years, until the proceedings were deemed dismissed with prejudice on February 6, 2019. It remains unclear whether the SEC will commence a new administrative proceeding against the four mainland China-based accounting firms. Any such new proceedings or similar action against our audit firm for failure to provide access to audit work papers could result in the imposition of penalties, such as suspension of our auditor’s ability to practice before the SEC. If our independent registered public accounting firm, or its affiliate, was denied, even temporarily, the ability to practice before the SEC, and it was determined that our financial statements or audit reports were not in compliance with the requirements of the Exchange Act, we could be at risk of delisting or become subject to other penalties that would adversely affect our ability to remain listed on The Nasdaq Capital Market.

In recent years, U.S. regulators have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. More recently, as part of increased regulatory focus in the U.S. on access to audit information, on May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the HFCA Act, which includes requirements for the SEC to identify issuers whose audit reports are prepared by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that our auditor or us will be able to comply with requirements imposed by U.S. regulators.

Furthermore, on June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. The recommendations are to include actions that could be taken under current laws and rules as well as possible new rulemaking recommendations.

Finally, on December 2, 2020, the US House of Representatives passed by voice vote the Holding Foreign Companies Accountable Act (HFCAA), which would require auditors of foreign public companies to allow the Public Company Accounting Oversight Board (PCAOB) to inspect their audit work papers for audits of non-US operations as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley). If a company’s auditors fail to comply for three consecutive years, then the company’s shares would be prohibited from trading in the United States. The legislation passed the Senate in May.

The HFCAA aims to address restrictions China has placed on the PCAOB’s ability to inspect or investigate PCAOB-registered public accounting firms in connection with their audits of Chinese companies. Sarbanes-Oxley created the PCAOB “to oversee the audit of public companies that are subject to the securities laws, and related matters, in order to protect the interests of investors and further the public interest in the preparation of informative, accurate, and independent audit reports for companies the securities of which are sold to, and held by and for, public investors.” Specifically, the PCAOB is responsible for registering public accounting firms, establishing standards applicable to the preparation of audit reports for companies, conducting inspections and investigations of public accounting firms to ensure they are complying with those standards, and bringing enforcement actions when they are not.

The HFCAA could adversely affect the listing and compliance status of China-based issuers listed in the United States, such as our company, and may have a material and adverse impact on the trading prices of the securities of such issuers, including our Common Stock, and substantially reduce or effectively terminate the trading of our Common Stock in the United States.

Risk Factors Relating to Micronet’s Business and Industry

Potential political, economic and military instability in Israel could adversely affect operations.

Certain of MICT and Micronet’s principal offices and operating facilities are located in Israel. Accordingly, with respect to such Israeli facilities, political, economic and military conditions in Israel directly affect the operations of MICT and Micronet. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility varying in degree and intensity has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and Palestinians, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries, including the Gaza Strip, the West Bank, Lebanon and Syria. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Micronet can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect operations.

In addition, Israel-based companies and companies doing business with Israel have been subject to an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment, along with other private organizations around the world. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, whether or in what manner these problems will be resolved is unpredictable. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

The Israeli identity of certain of Micronet’s products may adversely affect its ability to sell its products and/or solutions.

The sale of Micronet’s products is affected in certain countries and may be affected in other countries by the international status of the State of Israel. Israeli identity may be used in some cases for promoting sales (in light of the recognition of the technological advantages that exist in Israel) whereas in other cases and is likely to continue to be a disadvantage and result in the cancellation of transactions.

Micronet’s operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Micronet’s employees and consultants in Israel, including members of its senior management, may be obligated to perform one month, and in some cases longer periods, of military reserve duty until they reach the age of 40 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict or emergency circumstances, may be called to immediate and unlimited active duty. In the event of severe unrest or other conflict, individuals could be required to serve in the military for extended periods of time. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Micronet’s operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants related to military service. Such disruption could materially adversely affect Micronet’s business and operations.

Under current Israeli law, the Company and Micronet may not be able to enforce our respective Israeli employees’ covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our respective former employees.

Previously, the Company and Micronet entered, and the Company and Micronet may plan in the future to enter into, non-competition agreements with our key employees, in most cases within the framework of their employment agreements. These agreements prohibit our key employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. Under applicable Israeli law, the Company and Micronet may be unable to enforce these agreements or any part thereof against our Israeli employees. If the Company and Micronet cannot enforce its non-competition agreements against their respective Israeli employees, then the Company and Micronet may be unable to prevent their competitors from benefiting from the expertise of these former employees, which could impair the Company’s business, results of operations and ability to capitalize on Micronet’s proprietary information.

If Micronet is unable to develop new products and maintain a qualified workforce, then it may not be able to meet the needs of customers in the future.

Virtually all of the products produced and sold by Micronet are highly engineered and require employees with sophisticated manufacturing and system-integration techniques and capabilities. The markets and industry in which Micronet operates are characterized by rapidly changing technologies. The products, systems, solutions and needs of Micronet customers change and evolve regularly. Accordingly, the future performance of Micronet depends on its ability to develop and manufacture competitive products and solutions, and bring those products to market quickly at cost-effective prices. In addition, because of the highly specialized nature of Micronet’s business, the hiring and retention of skilled and qualified personnel is necessary to perform the services required by customers. If Micronet is unable to develop new products that meet customers’ changing needs or successfully attract and retain qualified personnel, its future revenues and earnings may be adversely affected, and therefore the value of MICT’s equity interest in Micronet may be adversely affected.

Developing new technologies entails significant risks and uncertainties that may cause Micronet to incur significant costs and could have a material adverse effect on its operating results, financial condition, and/or cash flows, and as a result thereof, adversely affect the value of MICT’s equity interest in Micronet.

A significant portion of Micronet’s business relates to developing sophisticated products and applications. New technologies may be untested or unproven. In addition, Micronet may incur significant liabilities that are unique to its products and services. While Micronet maintains insurance for some business risks, there is no guarantee that the insurance policies currently in place, or as may be added from time to time, will be sufficient to cover all risks or liabilities that may be incurred. Accordingly, Micronet may be forced to bear substantial costs resulting from risks and uncertainties of its products and products under development, which could have a material adverse effect on its operating results, financial condition and/or cash flows, and therefore the value of MICT’s equity interest in Micronet may be adversely affected.

If Micronet is unable to effectively protect proprietary technology, its business and competitive position may be harmed, which would have an adverse effect on MICT’s business and financial position.

Micronet’s success and ability to compete is dependent on its proprietary technology. The steps Micronet has taken to protect its proprietary rights may not be adequate and Micronet may not be able to prevent others from using its proprietary technology. The methodologies and proprietary technology that constitute the basis of Micronet’s solutions and products are not protected by patents. Existing trade secret, copyright and trademark laws and non-disclosure agreements to which Micronet is a party offer only limited protection. Therefore, others, including Micronet’s competitors, may develop and market similar solutions and products, copy or reverse engineer elements of Micronet’s production lines, or engage in the unauthorized use of Micronet’s intellectual property. Any misappropriation of Micronet’s proprietary technology or the development of competitive technology may have a significant adverse effect on Micronet’s ability to compete and may harm the value of MICT’s equity interest in Micronet.

Micronet may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and harm our business.

A significant portion of the intellectual property covered by Micronet’s products has been developed by Micronet’s employees in the course of their employment for Micronet. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, Israeli employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights. To the extent that Micronet is unable to enter into agreements with its future employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by Micronet (as it has done in the past), Micronet may face claims demanding remuneration. As a consequence of such claims, Micronet could be required to pay additional remuneration or royalties to its current and former employees, or be forced to litigate such claims, which could negatively affect its own and our business.

Substantial costs as a result of litigation or other proceedings relating to intellectual property rights may be incurred, which would have an adverse effect on the value of MICT’s equity interest in Micronet.

Third parties may challenge the validity of Micronet’s intellectual property rights or bring claims regarding Micronet’s infringement of a third party’s intellectual property rights. This may result in costly litigation or other time-consuming and expensive judicial or administrative proceedings, which could deprive Micronet of valuable rights, cause them to incur substantial expenses and cause a diversion for technical and management personnel. An adverse determination may subject Micronet to significant liabilities or require it to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Further, if such claims are proven valid, through litigation or otherwise, Micronet may be required to pay substantial financial damages or be required to discontinue or significantly delay the development, marketing, sale or licensing of the affected products and intellectual property rights. The occurrence of any of the foregoing could have an adverse effect on the value of MICT’s equity interest in Micronet.

Earnings and margins may be negatively impacted if Micronet is unable to perform under its contracts.

When agreeing to contractual terms, Micronet’s management makes assumptions and projections about future conditions or events. These projections assess:

●	the productivity and availability of labor;

●	the complexity of the work to be performed;

●	the cost and availability of materials;

●	the impact of delayed performance; and

●	the timing of product deliveries.

If there is a significant change in one or more of these circumstances or estimates, or if faced with unexpected contract costs, the profitability of one or more of these contracts may be adversely affected and could affect, among other things, earnings and margins, due to the fact that Micronet’s contracts are often made on a fixed-price basis.

Earnings and margins could be negatively affected by deficient subcontractor performance or the unavailability of raw materials or components.

Micronet’s operations rely on other companies to provide raw materials, major components and subsystems for its products. Subcontractors perform some of the services that Micronet provides to its customers. Micronet’s operations depend on these subcontractors and vendors to meet contractual obligations in full compliance with customer requirements. Occasionally, Micronet relies on only one or two sources of supply that, if disrupted, could have an adverse effect on Micronet’s ability to meet commitments to customers. Micronet’s ability to perform its obligations as a prime contractor may be adversely affected if one or more of these suppliers is unable to provide the agreed-upon supplies or perform the agreed-upon services in a timely and cost-effective manner. Further, deficiencies in the performance of subcontractors and vendors could result in a customer terminating a contract for default. A termination for default could expose Micronet to liability and adversely affect financial performance and Micronet’s ability to win new contracts, and in turn, adversely affect the value of MICT’s equity interest in Micronet.

Micronet is dependent on major customers for a significant portion of revenues, and therefore, future revenues and earnings could be negatively impacted by the loss or reduction of the demand for Micronet’s products or services by such customers.

A significant portion of MRM annual revenues are derived from a few leading customers. Most of Micronet’s major customers do not have any obligation to purchase additional products or services from it. Therefore, there can be no assurance that any of Micronet’s leading customers will continue to purchase solutions, products or services at levels comparable to previous years. A substantial loss or reduction in Micronet’s existing major customers could adversely affect future revenues and earnings and in turn, adversely affect the value of MICT’s equity interest in Micronet.

Micronet operates in a highly competitive and fragmented market and may not be able to maintain a competitive position in the future. Any such failure to successfully compete could have a material adverse effect on the value of MICT’s equity interest in Micronet.

A number of large competitors operate the MRM market in which Micronet operates. These large companies have far greater development and capital resources than Micronet. Further, there are competitors of Micronet that offer solutions, products and services similar to those offered by Micronet. If they continue, these trends could undermine Micronet’s competitive strength and position and adversely affect earnings and financial condition, which could have a material adverse effect on the value of MICT’s equity interest in Micronet.

Micronet may cease to be eligible for, or receive reduced, tax benefits under Israeli law, which could negatively impact profits in the future.

Micronet currently receives certain tax benefits under the Israeli Law Encouragement of Capital Investments of 1959, as a result of the designation of its production facility as an “Approved Enterprise.” To maintain their eligibility for these tax benefits, Micronet must continue to meet several conditions including, among others, generating more than 25% of its gross revenues outside the State of Israel and continuing to qualify as an “Industrial Company” under Israeli tax law. An Industrial Company, according to the applicable Israeli law (Law for the Encouragement of Industry (Taxes), 1969), is a company that resides in Israel (either incorporated in Israel or managed and controlled from Israel) that, during the relevant tax year, derives at least 90% of its income from an Industrial Factory. An Industrial Factory means a factory that is owned by an Industrial Company and where its manufacturing operations constitute a vast majority of the factory’s total operations/business. The tax benefits of qualifying as an Industrial Company include a reduction of the corporate tax from 24% for “Regular Entities” and 16% or 7.5% for “Preferred Enterprises” (depending on the location of industry) in 2017. In addition, in recent years the Israeli government has reduced the benefits available under this program and has indicated that it may further reduce or eliminate benefits in the future. There is no assurance that Micronet will continue to qualify for these tax benefits or that such tax benefits will continue to be available. The termination or reduction of these tax benefits would increase the amount of tax payable by Micronet and, accordingly, reduce MICT’s net profit after tax and negatively impact profits, if any, which may adversely affect the value of MICT’s equity interest in Micronet.

Micronet is subject to regulations in the United States and Europe, which if failed to be met, could negatively impact Micronet’s and MICT’s business and reputation.

Micronet’s business is subject to certain international standards such as U.S. Federal Communications Commission, or FCC, Part 15B, FCC ID, CE and Restriction of Hazardous Substances, or RoHS, which define compatibility of interface and telecommunications standards to those implemented in the United States by the FCC and in Europe by the European Commission, respectively. Micronet’s solutions and products also need to comply with the E-Mark European standard, which is the standard that defines the compatibility of interface and telecommunications to all appliances installed in and around an automobile. Micronet is exposed to risks from regulators, arising from Micronet’s failure to comply with the aforementioned international standards, which define interface and communication standards, compliance with the standards of the European Common Market, European Conformity, or the CE, and the requirements of the U.S. Communications Regulatory Commission, the FCC, inclusive of the ELD mandate. If Micronet does not adhere to these international standards, Micronet may be limited in marketing its products in such markets, and face fines and/or risks to both MICT’s and Micronet’s reputation, and which may also adversely affect MICT’s and Micronet’s future revenues and earnings and the value of MICT’s equity interest in Micronet.

Provisions of Israeli law and Micronet’s amended and restated articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to Micronet and its shareholders.

As a company incorporated under the law of the State of Israel, Micronet is subject to Israeli corporate law. Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of and a majority of the offerees that do not have a personal interest in the tender offer approves the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition, unless accordingly, other than those who indicated their acceptance of the tender offer in case the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights., and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date.

Furthermore, Israeli tax considerations may make potential transactions unappealing to Micronet or to its shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax.

Micronet’s amended and restated articles of association also contain provisions that could delay or prevent changes in control or changes in its management without the consent of its board of directors. These provisions include the following:

●	no cumulative voting in the election of directors, which limits the ability of minority shareholders to elect director candidates; and

●	the right of Micronet’s board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which may prevent shareholders from being able to fill vacancies on its board of directors.

BUSINESS

MICT’s Historical Business

We were formed as a Delaware corporation on January 31, 2002. On March 14, 2013, we changed our corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of our former subsidiary Enertec Systems Ltd., we changed our name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trading on The Nasdaq Capital Market under the symbol “MICT” since April 29, 2013.

Prior to completion of the Merger, MICT operated primarily through its Israel-based majority-owned subsidiary, Micronet.

Micronet

Micronet, through both its Israeli and U.S. operational offices, designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets are designed to increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Furthermore, users are able to manage the drivers in various aspects, such as: driver behavior, driver identification, reporting hours worked, customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services, such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advanced driver assistance system. In addition, Micronet provides TSPs a platform to offer services such as “Hours of Service.” Micronet previously commenced and continues to evaluate integration with other TSPs.

In 2020, Micronet entered into the video analytics device market by launching its innovating smart camera all in-one video telematics device known as Micronet SmartCam, which incorporates and is powered by third party video analytics software applications. Micronet SmartCam is based on the powerful and flexible Android platform, and is intended to be a ruggedized, integrated, and ready-to-go smart camera supporting complete telematics features designed for in-vehicle use. SmartCam is a world pioneering, all-in-one video telematics device with an ability to integrate and analyze a wide range of data received from multiple sensors. SmartCam integrates driver facing cameras, road facing cameras, vehicle mechanical and operating data, vehicle location, and a powerful telematics on-board computer, enabling local processing of AI and image processing algorithms. Coupled with vehicle-connected interfaces, state of the art diagnostic capabilities, and two cameras, it offers video analytics and telematics services addressing safety and tracking needs of commercial fleets. We believe that Micronet SmartCam provides a versatile, advanced, and affordable mobile computing platform for a variety of fleet management and video analytics solutions. The powerful computing platform, coupled with the advanced Android operating system, allows our customers to run their applications or pick and choose a set of applications and services from the Micronet marketplace. Micronet’s customers consist primarily of solution providers specializing in the MRM market and OEMs, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for construction and heavy equipment. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users.

Micronet maintains an in-house research and development staff and operates an ISO 9001-2008 and ISO 14001 certified organization.

Micronet’s products are used in and/or targeted to a wide range of MRM industry sectors, including:

●	haulage and distribution, which includes short- and long- haul trucking and distribution servicing of urban retail and wholesale needs, such as delivery of packages, parts and similar items;

●	public transportation, which refers mainly to buses, para-transit, taxis and limousine services;

●	construction, which refers to vehicle fleets that are involved in the construction industry such as cement trucks and heavy equipment;

●	service industries, which include insurance companies, rental car companies and other companies operating large mobile service force of technicians, installers and similar personnel;

●	municipalities, which include waste management and field workers such as public works; and

●	public safety services, which includes fire departments, ambulances, police and forestry.

Micronet’s products are fully programmable and provide customers with the operational flexibility to customize such products for their ongoing needs via a comprehensive development tool kit package that enables them to develop independently and support their own industry-specific applications and solutions.

Micronet believes that awareness and demand for MRM solutions is significantly increasing, as customers seek to optimize workforce productivity and customer satisfaction. In addition, Micronet believes that the local fleet market is considered to be among the leading, largest and fastest growing segments of the MRM and video telematics markets.

Micronet currently offers its customers optional third party software services based on Android platform devices, which enable customer management and control (configuration and updates) of the products, including updates for the operational system, distance diagnostics of the product, Advanced driver-assistance systems (ADAS), Driver monitoring system (DMS) and similar services. These services are based on Micronet’s business cooperation with third party software vendors, which are integrated into the Micronet offered solutions and include guardian system design, or GSD, a cloud based system. Such solutions offer customers and fleets the ability to manage, control and operate their equipment from a distance, perform malfunction diagnostics and improve their efficiency and provide a cost saving solution for the duration of the life of the installed products.

Micronet is also developing its own software which will enable the customers to receive reports related to specific data directly from the vehicle computers.

In 2019, Micronet launched its new business and technological services offering an MRM application store service for the MRM market, which is anticipated to include applications specifically designed for fleet management and workforce management purposes.

Micronet is also focusing on adding application layers to its open hardware platforms in order to provide a comprehensive solution for its customers by integrating and developing a dedicated MRM application store that will be open to Micronet’s customers, and will enable Micronet to capitalize on the software as a service component of its business model, increasing hardware sales and increasing demand for its services. To this end, Micronet focuses on creating technological and commercial collaborations with MRM applications and application providers to provide comprehensive solutions for its own hardware solutions.

We believe that these new products and solutions will further improve the performance and respond to additional specific MRM requirements, allowing Micronet’s customers to better achieve their desired results and performance.

Micronet’s key initiatives for future revenue growth include the following:

●	expanding sales activities in the North American and European markets, which will include establishing strong relationships with new customers and partners;

●	addressing the local fleet vertical of the MRM market with tablets that are specifically designed to support sales to local fleets through multiple value added resellers by offering advanced features at competitive prices;

●	continuing supporting the Android operating system, to satisfy a wider customer base, enabling independent application programming and integration with various mission critical automotive system and enterprise-level software solutions;

●	upgrading and enhancing current products and engaging in new product development and launching based on input from clients and partners; and

●	partnering with major truck manufacturers to develop a built-in, telematics platform.

Market Opportunity

Micronet operates in the MRM market. Micronet’s customers are located around the world and are telematics service providers that provide fleet management solutions and services, including cloud services, with emphasis on specific vertical markets such as transportation and distribution (short and long distances), passenger transportation (buses, taxis, special transportation), various types of technical services (communications, maintenance), emergency services (police, firefighters, ambulances), etc. The range of replacement products for Micronet’s products in the MRM market includes retail products such as smartphones, tablets and navigation devices, through OEMs, products that are manufactured according to specific specifications for the customer, at various price and performance levels, to products developed and manufactured by customers themselves in-house.

On the basis of market data held by Micronet, the size of the global market relevant to Micronet, in terms of the number of vehicles with telematics systems for managing fleet fleets, was approximately 45 million units at the end of 2019 with a CAGR of 19%. This number is expected to grow to 59 million units on 2021. The number of vehicle with installed telematics systems in North America was 12 million at 2019 and is expected to grow to 21 million by 2023. The size of video telematics systems installed based was 1.6 million in North America at 2019 and it is expected to grow to 3.2 million by 2024. The global video telematics systems market is expected to reach 5.1 million installed based by 2024.

Most of the products manufactured or marketed by Micronet are intended for sale abroad, in particular to North America, which is currently Micronet’s main geographical target market. The MRM market is a growing market and accordingly Micronet believes that it can grow in the coming years as a result thereof.

Products and Services

Micronet’s products are devices and services for the management of commercial vehicle fleets and the management of mobile resources, and are designed to make the work environment of commercial fleets accessible and convenient, while maintaining the full management and control capability of fleet managers and task managers. Micronet’s hardware product is a rugged computer/tablet and camera designed for installation in the vehicle (i.e., a cab) as part of an advanced technological solution including fleet management. The company’s products include software development tools and various interfaces that support solutions for vertical markets for transportation, buses, service technicians and the like. The company’s products, design and development products are based on and support the Android operating systems. The products enable connection to in-vehicle and out-of-the-box devices via wireless communication (via Bluetooth, 3G, 3.5G, LTE, NFC, Wi-Fi) wired connections such as USB, Serial Ports, IO and location based services based on GPS.

In addition to selling its devices, Micronet now offers its customers with ancillary optional services for its Android-based devices, enabling the customer remote management and control, remote updating of the operating system, remote diagnostics of the device, etc. This service is based on a business cooperation between Micronet and third party specialized software manufacturers in the field of Over The Air service. These software manufacturers fully integrate their software products with Micronet’s Android-based product line, including the GSD cloud computing system that provides advanced software tools to manage and support Over The Air updates, thereby enabling remote equipment management and fault diagnosis. Micronet’s GSD solutions offer operational advantages and cost savings over the period of use of Micronet’s products.

An additional software service offered by Micronet on the basis of dedicated software developed by Micronet, enables its customers to receive reports of specific data they require from their computers. The software is installed on Micronet’s computers and regularly monitors the data that passes through the computer network, such as reports of technical problems in the engine, the status of the fuel tank, the mileage, and the speed of the vehicle.

Micronet’s product line includes several product families including SmarTab, SmartHub, TREQ317 and the SmartCam. These products have similar characteristics, but are designed for different customer requirements and among other, are based on different price levels. In light of the existing trend of organizations and end users to expand and accelerate the use of the Android operating system, Micronet is focusing on establishing its products on this system, which is an open, flexible and powerful software system that enables innovation and creativity in application development in target markets.

Micronet implements a business activity plan and new technologies, based on an MRM application store service, especially for fleet management and personnel management applications. Micronet is collaborating with several application providers in the market to create integrated solutions on the company’s hardware platforms based on the open operating system (Android) and offers a multi-layer solution that includes hardware, operating system and dedicated software that enables its customers to integrate it into the service system in a quick way, while significantly reducing the return on investment time and reducing development and support costs. By implementing this business model, Micronet is interested in expanding its customer base, turning to new marketing and distribution channels and adding a layer of recurring revenue from licensing and software services.

Micronet’s products are currently used by leading vehicle fleet service providers in North America in the areas of vehicle tracking, navigation, task management, safety, driving improvement, fuel savings, support, etc. The company has products that support the ELD mandate in relation to the duty of fleet operators to monitor the driving hours of drivers in their vehicles and a video telematics product to address the increasing demand for increasing driver safety.

Strategy

Micronet’s strategy focuses on three major vertical markets: (1) traditional long haul, (2) local fleets and (3) heavy equipment. In each vertical market, Micronet implements the delivery of a comprehensive product offering that satisfies the particular needs of that market, and target potentially larger scale transactions that Micronet expects could result in higher revenue as well as increased gross margin and overall profitability. Micronet continuously analyzes the needs of the markets in which it operates in order to best serve its customers’ needs.

Micronet’s strategy is driven by, and focused on, both continued internal growth of its business through gaining a larger market share and the development of new potential markets, new technologies and innovative systems and products as well as through acquisitions. The key elements of Micronet’s strategy include:

●	continuing to invest efforts in its technology and product development, through collaborations with its partners, customers and potential customers;

●	focusing on offering innovative reliable solutions

●	developing the truck OEM market;

●	partnering with and/or acquiring complementary technology to broaden and deepen its offerings and customer base; and

●	integrating with third party application service providers in order to provide comprehensive solutions, which include hardware and advanced telematics services.

Micronet believes that one of its core competitive strengths is the breadth of its expertise in mobile data technologies, particularly in MRM technologies for the management of vehicle fleets and mobile workforces.

Micronet intends to enhance its existing products and develop new products by continuing to make investments in research and development. Micronet further intends to continue its strategy of internally developing products in order to enter new market segments, while continuing to leverage its market position in the United States and other global markets, to become a market leader for MRM products and services.

Sales and Marketing

Micronet’s customers consist primarily of MRM solutions and service providers. Currently, Micronet does not sell directly to the end users’ fleets. Micronet’s customers are generally OEMs and telematics service providers of commercial solutions that integrate a wide range of positioning technologies and computing fleet communications in the MRM market. Micronet is also currently focusing on sales to leading OEM’s vehicle manufacturers such as trucks leading manufacturers.

Micronet products are used by customers worldwide. The United States currently constitutes Micronet’s largest market, representing approximately 89% of Micronet’s revenue for the year ended December 31, 2019 and 76% for the year ended December 31, 2018. In any given year, a single Micronet customer may account for a significant portion of Micronet’s revenues. For the year ended December 31, 2019, Micronet’s three largest customers represented approximately individually 34%, 28%, 13%, of Micronet’s revenues, respectively.

Research and Development

In order to keep up with the rapid technology evolution and the changing needs of the markets in which it operates, Micronet continues to focus on its innovation and the development of new products and technologies, by continuing to make the necessary investments in research and development.

Micronet upgrades and enhances its existing products on an on-going basis, including based on input from its clients and partners and from other sources. Enhancements include the addition of capabilities, improvement of product functionality and performance, and adding features to the existing hardware in order to offer customers a variety of solutions, while continuing to decrease costs to enhance its profit margins and create a competitive market pricing position.

In addition, Micronet seeks to design and manage product life cycles through a controlled and structured process. It involves customers and industry experts from its target markets in the definition and refinement of its product development. Product development emphasis is placed on meeting industry standards, ease of integration, cost reduction, design-for manufacturability, versatility and innovation, and quality and reliability.

Competition

Micronet operates in a highly competitive industry characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and changes in customer requirements. During the last few years, competition in the field of mobile computers has significantly increased with the mass entrance and introduction to the market of smart phones, tablets, and laptops, as well as various GPS-based hand-held devices featuring additional functionalities. The direct competition in the field of dedicated laptops for the management of fleets is held primarily with OEMs, which provide products that enable application development and functional integration according to customer needs. To the best of Micronet’s knowledge, there are half a dozen such direct competitors operating in Micronet’s main geographical target market, North America. A large number of Micronet’s competitors are private companies or companies that do not disclose their sales or other financial information, making it difficult to estimate Micronet’s market share and position in the market. Micronet believes that its most significant competitors is CalAmp Corp., Mobile Devices (France), many of which may have substantially greater financial resources, development capacities and name recognition and access to consumers than we do.

Manufacturing

Micronet conducts its manufacturing activities mainly through third party subcontractors in Israel and outside of Israel and also using its Israel based facilities. Micronet is an ISO 9001-2008 and ISO 14001 certified organization.

Micronet is utilizing overseas manufacturers and subcontractors for its product offerings, in combination with its internal manufacturing capabilities. Micronet is focused on its core competencies, which include research, development, marketing and support activities.

Intellectual Property

Proprietary rights are important to Micronet’s business because its ability to remain competitive in the market is dependent to a significant degree on its proprietary solutions and products and the technology on which they are based. To protect its proprietary rights, Micronet primarily relies on a combination of copyright and trade secret laws, internal know-how, and agreements with third parties, such as license agreements. In addition, Micronet employs internal controls such as the use of confidentiality and non-disclosure agreements. Micronet believes its proprietary technology incorporates processes, know-how, methods, algorithms, hardware and software that are the result of more than 38 years of experience and in-house expertise and thus are not easily copied. There is a significant amount of litigation with respect to intellectual property in the industry in which Micronet operates. Micronet has not, to date, been the subject of any claims or proceedings with regards to infringement of third party’s proprietary rights and it believes that its products, solutions and services do not violate or infringe any third party’s intellectual property rights. In light of the strong competition in the industry and the innovative solutions and technologies incorporated by Micronet into its recent products, Micronet has been exploring the use of patent applications and is in the process of filing certain patent applications related to its products in the United States, solutions and proprietary technologies. These patents, to the extent granted, are expected to assist Micronet to maintain its technological and competitive position in the market. Micronet’s management, together with its research and development team, monitor closely and continuously all technological developments in the market. Micronet considers and evaluates on an ad hoc basis whether technology and proprietary assets should be acquired through independent in-house development or through the purchase of patents or other technological licenses. Where the purchase of third party proprietary technology, solution or products is required and can be of advantage to its business, Micronet would purchase a license and pay appropriate royalties or license fees. Micronet currently has all third-party licenses or is in the process of acquiring licenses that it believes are necessary to maintain and develop its business.

Government Regulation

Micronet’s business is subject to certain international standards such as U.S. Federal Communications Commission, or FCC, Part 15B, FCC ID, European Conformity, or CE, and Restriction of Hazardous Substances, or RoHS, which define compatibility of interface and telecommunications standards to those implemented in Europe by the European Commission and in the United States by the FCC. Its solutions and products also comply with the E-Mark European standard, which is the standard that defines the compatibility of interface and telecommunications to all appliances installed in and around an automobile.

Employees

Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. To the best of our knowledge, we have good and sustainable relations with our employees, respectively. Israeli labor laws and regulations apply to all employees based in Israel. The laws principally address matters such as paid vacation, paid sick days, length of the workday, payment for overtime and severance payments upon the retirement or death of an employee or termination of employment under specified circumstances. The severance payments may be funded, in whole or in part, through a managers’ insurance fund or a pension fund. The payments to the managers’ insurance fund or pension fund toward severance amount to 8.3% of wages. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute of Israel. Since January 1, 1995, these amounts also include payments for health insurance.

Micronet Financings

On February 24, 2019 and October 13, 2020, Micronet closed public equity offerings on the Tel Aviv Stock Exchange (“TASE”) pursuant to which it raised, in consideration for the sale of ordinary shares and stock options, a total of approximately 17,330,500 NIS.

On September 9, 2019 and June 23, 2020, Micronet closed public equity offerings on the TASE pursuant to which it has raised, in consideration for the sale of ordinary shares, a total of approximately 5,250,600.

Recent Engagements

In 2020, Micronet focused in performing the relevant governmental communication certification tests and launching its new products to the market. During the first half of 2020, Micronet received FCC CE and IC authorizations for both its SmarTab8 and SmartCam product. Following such completion, the company started engagement with few telematics service providers and OEMs. Those TSPs and OEMs started an integration and development on their end to include SmarTab8, SmartHub and SmartCam into their video solution offering and their telematics offering. Micronet has supplied devices to support these integration and development phases in the second quarter of 2020.

During the fourth quarter of 2020, Micronet received few serial orders for the supply of its SmartCam from a leading large telematics service provider. The customer is based in North America and is a leading solution provider for significant number of trucks in its network. During the first quarter of 2021, Micronet secured a follow-on purchase order of 5,000 SmartCam units from the customer. Micronet is currently negotiating a large-scale framework commercial supply contract with the customer which is interested in expanding its range of offerings to provide video telematics services using the SmartCam, but the contract has yet to be finalized.

Legal Proceedings

From time to time, MICT, Intermediate and/or Micronet may become subject to litigation incidental to its business.

In March 2017, MICT entered into the Sunrise Agreement with Sunrise through Sunrise’s principal, Amnon Mandelbaum, pursuant to which Sunrise agreed to assist MICT in identifying, analyzing, structuring, and negotiating suitable business opportunities, such as a sale of stock or assets, merger, tender offer, joint venture, financing arrangement, private placement, or any similar transaction or combination thereof. The parties initially disagreed as to the amount of the fee that would be payable upon the closing of the transactions contemplated by the Merger Agreement. There are also questions about the applicability of the Sunrise Agreement to the Merger, and it is thus not clear whether or not Sunrise shall be owed any transaction fee upon the closing of the Merger. As of the date hereof, the parties have executed a settlement and release agreement for the release and waiver of the above claims in consideration for the issuance of freely tradable shares of common stock of MICT worth no less than $1,500,000 (the “Shares”), which Shares shall be delivered as follows: (i) 67.5% of the Shares to Amnon Mandelbaum; (ii) 7.5% of the Shares to INTE Securities LLC; and (iii) 25% of the Shares to Amini LLC). In addition, by no later than February 16, 2021, MICT shall issue 200,000 warrants to purchase 200,000 freely tradable registered shares of Common Stock of MICT and deliver original copies of such warrants within five business days of the date of issuance of the warrants. The shares issuable upon exercise of the warrants shall be registered on a registration statement. 150,000 of these warrants shall be issued to Amnon Mandelbaum; 50,000 of these warrants shall be issued to Amini LLC, or its designee as named in writing. Each warrant shall be exercisable into one share of registered common stock of MICT until one year after the date of issuance the warrants at an exercise price of $1.01 per share, and in any other respects on the same material terms and conditions as are applicable to MICT’s current outstanding warrants including, but not limited to, cashless exercise at all times from the date of issuance of the warrants until to the expiration dates of the warrants, certain exercise price adjustments, and other terms as are no less favorable to MICT’s recently issued common stock purchase warrant agreements.

In March 2017, Micronet received notice from a client, relating to tests performed by the client which, as alleged by client, revealed a defect in the materials included in the battery integrated into a certain product of Micronet, and that client further reported the issue to the United States National Highway Traffic Safety Administration (the “Regulator”) in the form of a complaint. The complaint refers to an old product of Micronet that was sold during the years prior to the claim above. Similar problems in the specific product were previously handled under the warranty provided to the same client and included problem fixing, battery changing and software updates. Independent tests to examine the client’s complaint (including addressing the issue with the battery manufacturer) did not demonstrate any significant evidence supporting the claim made by such client. Micronet has engaged with the Regulator in discussions and to the date hereof Micronet has not receive any demand, or other formal response from the Regulator. As between the client and Micronet, the parties in commercial dispute in connection with the products provided (while customer refused payment claiming damages and Micronet reserving its rights to be fully paid for ordered cancelled or not paid in full) and each party reserved its claims in this matter.

In February 2020, a former employee of Micronet filed a claim against Micronet in the Israeli labor court for a total amount of approximately USD $150,000 alleging that he is entitled to receive various salary payments and social benefits which were not previously paid to him. In response to the claim, Micronet has filed its defense and the claim is currently being litigated, and the parties are completing the document discovery and preparing affidavits.

In June 2020, the CEO of Micronet’s subsidiary in the U.S. sent a demand letter addressed to Micronet pursuant to which the employee is claiming compensation and severance for a breach of his employment agreement and demanding a sum of USD $230,000 as severance payment. Micronet is rejecting the claims and currently is in discussions with the employee in order to explore an amicable solution prior to engaging in legal procedures. The parties are at final stages of negotiations a settlement and release agreement in consideration for the payment of USD $90,000 settlement agreed consideration.

Sale of Enertec Systems 2001 Ltd.

On December 31, 2017, MICT, Enertec Systems 2001 Ltd., or Enertec, previously our wholly-owned subsidiary, and Enertec Management Ltd., entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Coolisys Technologies Inc., or Coolisys, a subsidiary of DPW Holdings, Inc., or DPW, pursuant to which we agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250,000 as well as assume up to $4,000,000 of Enertec debt. On May 22, 2018, MICT closed on the sale of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the closing, MICT received aggregate gross proceeds of approximately $4,700,000 of which 10% was to be held in escrow (“Escrow Amount’) for up to 14 months after the closing to satisfy certain potential indemnification claims. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the closing. In addition, Coolisys also assumed approximately $4,000,000 of Enertec’s debt.

In conjunction with, and as a condition to, the closing, the Company, Enertec, Coolisys, DPW and Mr. David Lucatz, our former Chief Executive Officer and director, executed a consulting agreement, or the Consulting Agreement, whereby we, via Mr. Lucatz, will provide Enertec with certain consulting and transitional services over a 3 year period as necessary and requested by the Coolisys (but in no event to exceed 20% of Mr. Lucatz’s time). Coolisys (via Enertec) will pay us an annual consulting fee of $150,000 as well as issue us 150,000 restricted shares of DPW Class A Common Stock, or the DPW Equity, for such services, to be vested and released from restriction in three equal installments, with the initial installment vesting the day after the closing and the remaining installments vesting on each of the first 2 anniversaries of the closing. The rights and obligations under the Consulting Agreement were assigned back to Mr. Lucatz along with the DPW Equity.

In connection with the Share Purchase Agreement, based on an indemnification claim issued by Coolisys to the escrow agent alleging for breach of the Share Purchase Agreement, the Escrow Amount remained in escrow. On July 21, 2020, MICT management and MICT (the “Seller Parties”) received a statement of claim filed in the District Court of Tel Aviv by Coolisys against the Seller Parties and its Board members at the time of closing of the transaction, in the amount of approximately $2,500,000, (the “Claim”). Pursuant to the Claim, Coolisys is alleging that certain misrepresentations in the Share Purchase Agreement resulted in losses to Coolisys and requesting, among other things, that the Court instruct the release of the Escrow Amount held by the escrow agent to Coolisys.

The Company filed to the District court its defense to the Claim on December 15, 2020 which included a defense against the Claim as filed against Company and the defendant directors. In parallel, Coolisys has asked for an extension to file its answer to the defense and the parties are also negotiating a mediation process prior to litigating the Claim in court, which is planned to take place in the next few month. MICT and defendant directors have issued a notice of the Claim to its director and office insurance carrier seeking coverage. The insurance policies have been triggered, and the insurance companies are involved in the process. As of the date of hereof, the Escrow Amount remains in escrow, the annual consulting fee which the Company believes is due and payable by Coolisys (via Enertec) under the consulting agreement executed as schedule to the Share Purchase Agreement has not been paid and certain shares of DPW due pursuant to the consulting agreement were never issued to MICT.

MICT’s Business Following Acquisition of Intermediate

Overview

In addition to the matters described above, in connection with the closing of the transactions contemplated by the Merger Agreement, MICT’s business also includes the business of Intermediate, its wholly-owned subsidiary, operating through its operating subsidiaries, as described herein.

We believe that we are well positioned, as a result of our acquisition of Intermediate and the subsequent work we have undertaken with the management of Intermediate, to establish ourselves, through our operating subsidiaries as a financial technology company with a significant China marketplace and in other areas of the world. Intermediate has built various platforms to capitalize on business opportunities in a range of verticals and technology segments, and we will continue to add to the capabilities of such platforms through acquisition and/or the license of technologies to support these efforts in the different market segments as more fully described below. By building secure, reliable and scalable platforms with high volume processing capability, we believe that we, as a result of our acquisition of Intermediate, are able to provide customized solutions that address the needs of a highly diverse and broad client base.

Intermediate’s management has over 15 years’ experience in dealing with the largest websites and portals on the resale of products in China and deep connections with local governments. Taking advantage of their deep connections, such management through the Company’s operating subsidiaries have begun to secure material contracts in fast growing market segments in China, developing valuable opportunities, which give us to access the following market segments:

●	Stock trading and wealth management

●	Oil and gas trading

●	Insurance brokerage

Stock Trading and Wealth Management Platform

Overview

Intermediate has developed an advanced technology platform capable of transforming the investing experience by offering, through its operating subsidiaries, a fully digitized and mobile app-enabled brokerage service covering several markets. Harnessing the security, reliability and volume capabilities of this platform and its management’s longstanding commercial relationships in China, we will aim to provide investing services, including stock trading and clearing, margin financing, market data and information, and interactive social features to retail investors through our proprietary one-stop digital platform. The development of the platform is very advanced and is expected to be completed by the end of the second quarter of 2021. As a result of our acquisition of Intermediate and our subsequent agreement to acquire a Hong Kong securities and investment services firm, subject to approval from the SFC, we are at an advanced stage in the process of obtaining licenses and permits for operating the platform through Intermediate’s subsidiaries and expect to launch the online stock trading platform initially in China.

Upon completion of our acquisition of the Hong Kong securities and investment services firm we will be licensed to trade securities on exchanges in Hong Kong, the US and China, including in the valuable China A-Shares. We seek to obtain additional licenses in due course to facilitate the expansion of our product offering. We are aiming to establish our platform as a successful financial technology platform by maintaining a compelling user experience, driving constant product innovation and introducing additional services that benefit clients.

The Platform

Technology will permeate every part of our stock trading business, allowing us, as a result of our acquisition of Intermediate, to offer a redefined user experience built upon an agile, stable, scalable and secure platform. We aim to primarily serve the emerging affluent Chinese population, pursuing a massive opportunity to facilitate a once-in-a-generation shift in the wealth management industry and build a digital gateway into broader financial services. We, through our acquisition of Intermediate, operating through its operating subsidiaries, intend to launch our stock trading business on the premise that no one should be precluded from investing on the basis of prohibitive transaction costs or financial industry inexperience. The platform is designed to provide an elegant user experience integrating clear and relevant market data, social collaboration and best-in-class trade execution. Over time, we intend to continuously enhance this technology and build a comprehensive, user-oriented and cloud-based platform that is fully-licensed to conduct securities brokerage business beginning in China and followed by other jurisdictions. We expect this to serve as a foundation from which we can execute growth strategies with an operating efficiency that will allow us to offer competitive commission rates that are more favorable than leading players in China.

Through Intermediate and its operating subsidiaries, we will be able to provide investing services through a proprietary digital platform, which is being built to serve as a highly integrated application accessible through any mobile device, tablet or desktop. We intend to surround these trading and margin financing services and enhance user and client experience with market data and news, research, as well as powerful analytical tools, providing clients with a data rich foundation to simplify the investing decision-making process.

We also intend to take steps to broaden the platform’s reach and promote the exchange of information through social network services. In contrast to traditional investing platforms and other online brokers, we intend to embed social media tools to create a user-centered network and provide connectivity to users, investors, companies, analysts, media and key opinion leaders. We expect this to foster the free flow of information, reduce information asymmetry and support the investing decision-making process. For instance, users would be able to exchange market views, watch live broadcasts of corporate events, and participate in investment education courses offered through the platform. Importantly, we expect such social networking tools to serve as a powerful engagement tool. User activities would provide us with invaluable user data which informs its product development and monetization efforts.

Market Opportunity

According to iResearch Report, the market size of the online brokerage industry focusing on global Chinese investors in terms of U.S. and Hong Kong stock trading volume experienced rapid growth over the past three years. This presents an attractive market opportunity for online brokerage service providers focused on the global Chinese investor market.

In addition, China has relaxed conditions for access for foreign investors to trade in securities, while also allowing foreign parties to participate in the operation of securities businesses as major shareholders. The Chinese government is committed to supporting the finance sector as an important core area of competitiveness for the country. Recent launches of major two-way securities initiatives have included Shanghai-Hong Kong Stock Connect, Shenzhen-Hong Kong Stock Connect and Shanghai-London Stock Connect. In addition, the China Securities Depositary and Clearing Co., Ltd has liberalized one person-one account restrictions.

A-shares, which are shares of companies listed and traded in the China mainland stock markets, offer a far larger and more diverse opportunity for investors. There are more than 4,000 A–shares companies, with listings in either Shanghai or Shenzhen Stock Exchange. In market capitalization, or value terms, China A-shares market is one of the world’s largest markets with a total value of $10 trillion as of July 23, 2020.

The Chinese stock market, including A-share market, attracts investors to invest in new economy stocks.

2020
Information Technology	23.1%
Energy	2.01%
Consumer Staples	7.9%
Materials	3.4%

Source: MSCI

Taken as a whole, the domestic A-share market has many dynamic companies in the technology and consumer spaces. Alibaba and Tencent, whose shares are both listed in the U.S., have already become household names among many U.S. investors who have admired the fast growth of these Internet and online shopping giants. Investors hope to find the next set of high-growth companies as they become available to foreign investors. Including A-shares, H-shares, Red chips, P-chips and N-chips, the Chinese stock universe has a market value in excess of $16 trillion as of June 30, 2020, according to a report by 21 Data News Laboratory.

According to data from China Securities Depositary and Clearing Co., Ltd, as of June 2020, the total number of A-share investors was 167,115,200, of which more than 99.78% were retail investors. According to a survey in the 2019 Investigation Report on Individual Investors issued by Shenzhen Stock Exchange, the average amount of stock account assets of the interviewees is RMB547,000, and the amount invested in stocks by the interviewees accounts for 27.3% of the total family current assets.

Through Intermediate and its operating subsidiaries, we are developing an online investment platform to serve ordinary retail investors, focusing on remote account opening, artificial intelligence stock selection and intelligent trading functions through proprietary financial technology. The platform is expected to provide customers access to financial information, market conditions data, investment consulting services, a knowledge-sharing trading community, intelligent analysis and stock trading.

It is envisioned that revenues will be generated from stock trading commission income, interest income from financing and securities lending/borrowing, charges for intelligent stock recommendations and intelligent trading functions, charges from investment consulting and charges from stock trading strategy functions.

With popularization of mobile technology and growing acceptance of online trading, we believe that the online securities market is characterized by the following trends:

●	traditional brokers are shifting online while purely offline brokers are increasingly at a disadvantage or, in some cases, exiting the market altogether;

●	Internet giants continue to invest in online brokerage services, demonstrating the industry’s recognition of online brokerage services as an important component of a financial services business and potentially a gateway to broader opportunities;

●	technological barriers to entry remain high particularly relating to building a secure infrastructure that can transcend geographies and asset classes;

●	operational barriers to entry remain high particularly relating to regulatory and capital requirements;

●	user experience remains a key competitive strength as digitally born investors become a larger component of the addressable market; and

●	revenue models are evolving as competition intensifies, with ancillary and other value-added services underlying platform differentiation.

Challenges

Our ability to execute this business plan is subject to risks and uncertainties, including those relating to our ability to:

●	manage the launch of our trading platforms and our future growth;

●	navigate a complex and evolving regulatory environment;

●	offer personalized and competitive services;

●	increase the utilization of our services by users and clients;

●	maintain and enhance our relationships with our business partners;

●	enhance our technology infrastructure to support the growth of our business and maintain the security of our systems and the confidentiality of the information provided and utilized across our systems;

●	improve our operational efficiency;

●	attract, retain and motivate talented employees to support our business growth;

●	navigate economic condition and fluctuation;

●	defend ourselves against legal and regulatory actions, such as actions involving intellectual property or privacy claims; and

●	obtain any and all licenses necessary for the operation of our business.

Services

Through Intermediate and its operating subsidiaries, we are providing users of the platform and clients a comprehensive set of services throughout their investing experience. Our core services will include trade execution and margin financing. We intend to surround such core offerings with a variety of value-added services, including securities lending services, market data and information services, and user community and social interaction functions, many of which we plan to provide free of charge, to address the clients’ broader brokerage needs as well as increase general client engagement.

Users and Clients

We are growing Intermediate’s client base mainly through online and offline marketing and promotional activities, including those through external marketing channels that we will cooperate with and directly pay for as well as promotions and marketing campaigns conducted on the platform, word-of-mouth referrals, and our corporate services.

Risk Management

Through Intermediate, we are establishing a comprehensive and robust technology-driven risk management system to manage risks across our business and ensure compliance with relevant laws and regulations. We will establish a risk management committee which formulates key risk management policies and procedures and a risk management team having relevant experience to execute these policies and procedures.

Data Security and Protection

Through Intermediate, we are establishing a comprehensive security system, to be supported by our network situational awareness and risk management system. The security system is designed with the capability to handle massive malicious attacks to safeguard the security of the platform and to protect the privacy of its users and clients.

Through Intermediate, we are establishing a data security team of engineers and technicians dedicated to protecting the security of our data. We also plan to adopt a strict data protection policy and stringent internal protocols to ensure the security of our proprietary data. On the client side, we plan to develop a dual identification verification function to protect its clients’ account security.

Competition

The market for online brokerage services is emerging and rapidly evolving. Intermediate, through its operating subsidiaries, had positioned itself as an online brokerage company based in China with strong background and abundant resources in China. For example, in February 2021, Intermediate indirectly acquired a Chinese insurance brokerage company, Beijing Fucheng Insurance Brokerage Co., Ltd. Intermediate is competing with three types of competitors in this markets, including pure-play online brokerage companies, hybrid brokerage companies featuring a combination of online and offline channels and brokerage business units within commercial banks.

Intermediate believes that the size of its user database and the capacities of the platform being built make it well-positioned to effectively compete with other stock trading platforms. However, many current or future competitors may have longer operating histories, greater brand recognition, stronger infrastructure, larger client bases or greater financial, technical or marketing resources than we do.

Licenses

Intermediate currently conducts its business in China through its operating subsidiaries, and is, therefore, subject to the relevant restrictions of the regulatory requirements of China, as well as the BVI.

Under existing PRC securities laws and regulations, entities operating securities brokerage business in the PRC shall obtain the securities brokerage license; entities operating securities investment consulting business shall be subject to the approval of the CSRC and obtain the operation permit for securities investment consulting business; and entities operating margin financing and securities lending business shall be subject to the approval of the CSRC and obtain the securities business operation permit.

Oil and Gas Trading Platform

Intermediate intends to partner with a significant Chinese organization to build an oil and gas trading technology platform supporting two major elements of China’s energy sector.

In 2015, the Shanghai Free Trade Zone was incorporated and approved by the Shanghai Municipal People’s Government for construction, becoming a national oil and gas spot trading platform. The Free Trade Zone aims ultimately to become an internationally influential oil and gas trading platform, information exchange and financial market in its own right.

Shanghai Petroleum and Natural Gas Exchange (the “PNG Exchange”) is a national energy trading platform established in the Shanghai Free Trade Zone with ten shareholders comprising the Xinhua News Agency, CNPC, Sinopec, CNOOC, Shenergy, Beijing Gas, ENN, China Gas, Towngas and China Huaneng.

In 2018, the PNG Exchange had 2,242 corporate members with active members exceeding 500 companies. By the end of 2019, the number of corporate members of PNG Exchange increased to 2,571.

According to the China Central Administration of Customs China, crude oil imports reached RMB 1,669,697,209,337 in 2019. Natural gas imports were RMB 287,298,753,366. According to PNG Exchange, by the end of 2019, the PNG Exchange’s pipeline natural gas turnover was 71.296 billion cubic meters, and liquefied natural gas (“LNG”) turnover was 63.323 million tons.

Separate from the Shanghai Free Trade Zone and representing an important element of the opportunity for Intermediate, the Ningbo Daxie Energy Industry Development Zone (the “Development Zone”) is located in the southern wing of the Yangtze River Delta, the most dynamic economic area in China. The Development Zone is the core area of the world’s largest port, Ningbo Zhoushan Port, closely adjacent to the international deep-water channel. The Development Zone is the first in Zhejiang Province with a revenue of more than RMB 10 billion yuan. It is the transit storage and transportation site of East China Energy, with annual energy trade sales of more than RMB 200 billion.

In 2018, the total import and export volume of the Development Zone exceeded RMB 30 billion, accounting for 69% of the total import and export volume of the region, an increase of 17.5% as compared to 2017. By contrast, the Development Zone’s crude oil and LNG import accounted for 7% and 12% of that of the country, respectively, achieving energy trade sales of RMB 222.5 billion yuan in 2018.

The PNG Exchange has built relationships to bring oil and gas offerings to leading commodity and futures exchanges within China.  As a result, it is hoped that the PNG Exchange will significantly increase its market share of oil and gas trading within mainland China.  Intermediate, through its operating subsidiaries, intends to provide services to a large number of the PNG Exchange’s existing clients as well as look to provide those same services to new clients that the PNG Exchange may capture as a result of moving into both commodity and futures trading for the first time.  Intermediate, through its operating subsidiaries, will generate revenue through both transaction fees from the provision of services to its clients and the PNG Exchange’s clients trading on those platforms, as well as through the provision of margin financing to those clients and the rest of the PNG Exchange’s customer base.

Intermediate had secured a Domestic Class-A Member Service Charge contract with the PNG Exchange encompassing:

●	Providing trading, settlement and clearing services;

●	Special trading for large users according to actual needs;

●	The research and development of relevant new products;

●	Intermediary services for the natural gas industry in the industrial park area and coordination with the local government relations;

●	Providing intermediary and assistance services for obtaining preferential policies for the Shanghai Free Trade Zone;

●	Establishing communication channels with industry competent departments and leading enterprises;

●	Providing 10 China Natural Gas Information Terminals (E-GAS) login accounts, jointly developed with a leading Chinese organization, providing industry prices, data, indices and information;

●	Providing a price index;

●	Providing an annual research report on the petroleum and natural gas industry;

●	Providing professional knowledge training in petroleum and natural gas spot and futures trading;

●	Providing opportunities for participation in policy interpretation and industry analysis meetings attended by competent government departments or industry authorities;

●	Communication services;

●	Participation in prestigious industry forums, including the Lujiazui Energy and Finance Forum; and

●	Assisting in providing financing services via banks and other financial institutions for domestic Class-A members.

Insurance Platform

The Chinese government has presented a policy-based opportunity for Intermediate to develop significant products for the insurance industry. This market has been opened to foreign investors, who are now allowed to have a significant ownership in insurance companies. Furthermore, foreign joint-venture companies may transact insurance business both online and offline. Major joint venture insurance companies in China include ICBC-AXA Life Insurance, CITIC Prudential and CMB-CIGNA.

Intermediate believes the addressable market in insurance to be very substantial in China. According to a report by the China Banking and Insurance Regulatory Commission, life insurance revenues totaled RMB 2.2 trillion in 2019, while health insurance revenues were RMB 706,600 million. These figures are believed to be relatively small for a population of 1.4 billion in China. Local insurance companies in China still lack the range of products and levels of service offered by global insurers based in the US and Europe.

The Chinese insurance market by sector and size, 2017-2019

	Property Insurance (Unit: RMB 100 Million)	Life Insurance (Unit: RMB 100 Million)	Health Insurance (Unit: RMB 100 Million)	Accident Insurance (Unit: RMB 100 Million)	Total (Unit: RMB 100 Million)
2017	9,834.66	21,455.57	4,389.46	901.32	36,581.01
2018	10,770.08	20,722.86	5,448.13	1,075.55	38,016.62
2019	11,649	22,754	7,066	1,175	42,645

Source: China Insurance Regulatory Commission

Intermediate has built an advanced online insurance platform based on proprietary technology, which is designed to achieve deep market penetration.

The insurance market in China is still comparatively immature compared to the insurance market in the West. Accordingly, it offers a poorer choice of products, and its use of technology is not as advanced or widespread, resulting in limited penetration of the potential insurance market in China. A large proportion of insurance sales in China are arranged by independent sales agents and small brokers, which encounter a range of problems, including delays in receiving quotes from insurers, delays in receipt of commissions and inadequate tools and technology to serve customers. The technology and platform developed by Intermediate has been designed to address all of the problems encountered by both the customers and the sales agents, including through the improvement of the product range and access to such products, as well as increasing efficiencies and information handling. Intermediate intends to offer insurance premium financing to customers, while also accelerating commission payments to sales agents. This platform can be further developed, enabling additional services and products to be launched, such as medical advertising and financing, to create additional revenue streams.

Intermediate, through its operating subsidiaries, aims to offer a broad range of insurance products, including, but not limited to, life insurance, property insurance, motor insurance, accident insurance, travel insurance and medical insurance. We intend to drive insurance sales will by attracting established sales agents to contract with the platform, as well as through commercial partnerships with some of China’s largest online portals and corporates. In addition, Intermediate will market its insurance products to users of its existing database of and it also aims to cross sell to customers of its other business verticals.

Revenues streams for the insurance brokerage are expected to come from commissions earned on insurance sales, as well as from finance fees, insurer marketing fees and through the monetization of Intermediate’s big data.

Intermediate’s technology is at the forefront of our insurance brokerage, including through the offering of user-centric online insurance platforms and apps, as well as through features such as insurance comparison tools. Technology is also utilized to provide an intuitive user dashboard, a range of innovative sales agent tools and a secure sales agent portal.

Intermediate, through its operating subsidiaries, has recruited a team of accomplished insurance industry and technology specialists, including senior executives from several of China’s largest listed and unlisted insurance companies, as well as from a number of China’s leading technology companies.

Regulations

Intermediate’s platforms in China, provided through its operating subsidiaries, will be subject to the following laws and regulations that are specific to the industries in which it plans to conduct businesses, in addition to the PRC laws and regulations that are generally applicable to the contemplated businesses in China:

PRC Regulations Relating to Securities Brokerage Business

Under existing PRC securities laws and regulations, including the PRC Securities Law, which became effective on August 31, 2014, and has been amended and effective on March 1, 2020, operating securities business in the PRC, including among others, securities brokerage business, futures brokerage business, stock option brokerage business, and securities and futures investment consulting services, requires a securities brokerage license or certain other approvals from the CSRC. Failure to comply with such laws and regulations may result in penalties, including rectification requirements, confiscation of illegal proceeds, fines or even shutting down of business. According to the PRC Securities Law, securities companies shall meet the following requirements to engage in security brokerage business: (i) have articles of association that comply with the relevant laws and administrative regulations; (ii) the major shareholders and the actual controller of the company have good financial status and integrity records, and have committed no major violations of laws and regulations in the past three years; (iii) have the corporate registered capital that meets the requirements of the law (for securities brokerage business, such registered capital shall be no less than RMB50 million and shall be paid-in capital); (iv) the directors, supervisors, senior officers and practitioners meet the requirements stipulated in the law; (v) have sound risk management and internal control systems; (vi) have satisfactory business premises, operating facilities and information technology systems; and (vii) meet any other requirements prescribed in any law or administrative regulation or by the securities regulatory authority under the State Council that has been approved by the State Council. In addition, according to the Regulations on the Supervision and Administration of Securities Companies, which was promulgated by the State Council on June 1, 2008 and further amended effective as of July 29, 2014, entities or individuals in any of the following circumstances cannot become shareholders or actual controllers holding more than 5% stock rights of a securities company: (i) have been sentenced punishment because of intentional crimes and served fully the penalty term, but with a discharge period of less than 3 years; (ii) net assets are less than 50% of the paid-up capital or the contingent debt reaches 50% of the net assets; (iii) are unable to repay due debts; or (iv) other circumstances as determined by the securities regulatory body under the State Council.

Regulations of Securities Brokerage

Securities brokerage business refers to business activities in securities trading, which are entrusted by investors to process trading orders and handle liquidation and settlement. According to the Regulations on Supervision and Management of Securities Companies and the Provisions on Strengthening the Management of the Securities Brokerage Business, which came into effect on May 1, 2010, the following conditions shall be met for a securities companies to engage in securities brokerage business: it shall establish sound management system for securities brokerage business, and implement centralized and standardized management for the securities brokerage business in order to prevent conflict of interests between the firm and its clients, and earnestly perform its anti-money laundering obligations to prevent any actions which would damage the legal rights of its clients; it shall objectively state its business qualification, service responsibility and scope etc.; it shall not provide false or misleading information; it shall not carry out its business by means of unfair competition; and it shall not induce any investors without investment intention or risk tolerance ability to participate in securities trading activities; it shall establish sound client management system and client service system for securities brokerage business, strengthen investor education and protect clients’ legal rights and interests; it shall establish sound staff management system and rational performance appraisal system for securities brokerage business to regulate staff’s behaviors; it shall establish sound management system for its securities business units to ensure a regulated, stable and safe operation of its securities business units; it shall establish and manage comprehensive information systems, with functions such as client account management, client deposits management, proxy trading, proxy clearing and settlement, securities depository and transaction risk monitoring, and various business data shall be stored centrally; if an employee or a practitioner at a securities company violates laws, administrative regulations, provisions stipulated by the regulatory agencies and other administrative departments, self-regulatory rules or regulations stipulated by securities companies for securities brokerage business, the securities company shall hold the employee or practitioner accountable. If a securities company or a securities business unit violates the above stipulations, the CSRC and its branches will take measures such as issuance of rectification order, regulatory interview, issuance of caution letter, temporarily suspension of handling for administrative license-related documents, punishment of related personnel, suspension of approval for new businesses, limiting business activities and other regulatory measures, as the case may be. Any violation of laws and regulations will be punished by laws. If a crime is committed, the securities company or the unit will be transferred to the proper judicial organization for prosecution.

A securities company that engages in securities brokerage business should examine whether the client accounts contain sufficient funds and securities. If the customer’s capital account contains insufficient funds, it shall not accept a purchase order; if the customer’s securities account contains insufficient securities, it shall not accept a sell order. For a securities company that engages in securities brokerage business, the trading settlement funds of its clients shall be deposited in a designated commercial bank and managed by a separated account opened in the name of each customer.

Regulations of Securities Investment Consulting Business

According to the Interim Measures for the Administration of Securities and Futures Investment Consulting, which came into effect on April 1, 1998, the securities investment consulting service means any analysis, prediction, recommendations or other directly or indirectly charged consulting services provided by securities investment consulting institutions and their investment consultants to securities investors or clients, including: (i) to accept any entrustment from any investor or client to provide securities or futures investment consulting services; (ii) to hold any consulting seminar, lecture or analysis related to securities or futures investment; (iii) to write any article, commentary or report on securities or futures investment consultancy in any newspaper or periodical, or to provide securities or futures investment consulting services through media such as radio or television; (iv) to provide securities or futures investment consulting services through telecommunications facilities such as telephone, fax, computer network; and (v) other forms recognized by the CSRC. In addition, all institutions shall obtain the operation permits issued by the CSRC and all person must obtain professional qualification as a securities investment consultant and joining a qualified securities investment consulting institution before engaged in securities investment consulting service. Institutions applying for securities investment consultancy qualifications shall meet the following conditions: (i) have more than five full-time staff members with qualifications for securities investment consultancy and at least one of their senior management personnel shall have the qualification for securities investment consultancy; (ii) the registered capital shall be more than RMB1 million; (iii) have fixed business venue and communications and other information transformation facilities suitable for the business shall be furnished; (iv) the articles of association shall be formulated; (v) the internal management system shall be complete and sound; and (vi) other conditions required by the CSRC shall be met. Securities investment consultants who apply for securities investment consultancy qualifications shall meet the following requirements: (i) have the Chinese citizenship; (ii) shall a full civil capacity; (iii) have a good moral character, integrity, honesty and a good professional ethic; (iv) have no record of criminal sanction or serious administrative penalty in connection with securities and futures business; (v) have a bachelor degree or higher; (vi) have over 2-year work experience in securities business; (vii) have passed the unified qualification examination for a securities practitioner as organized by the CSRC; and (viii) other requirements specified by the CSRC.

According to the Notice with Respect to Certain Issues on Regulating the Securities Investment Consulting Services Provided for the Public, which was promulgated by the CSRC on October 11, 2001 and amended on October 30, 2020, media which disseminate securities-related information shall not publish or broadcast any analysis, prediction or recommendation in respect of the trends of securities markets and securities products, as well as the feasibility of the securities investment made by any institution which does not obtain the operation permits for securities investment consulting services or any individual who has not been employed by securities investment consulting institutions and does not meet the relevant employment requirements. Any media in violation of the foregoing stipulation will be subject to reprimand or exposure by the CSRC, or be transferred to competent department or judicial organ for further handling.

According to the Interim Provisions on the Securities Investment Advisory Business which was promulgated on October 12, 2010 and amended on March 20, 2020, securities investment advisory business is a basic form of securities investment consulting business. Securities companies, securities investment consultancy agencies and their staff shall provide securities investment advisory services in good faith with earnest and prudence. When providing securities investment advisory service, a securities company and its investment advisors shall be loyal to clients’ interests and shall not jeopardize clients’ interests in favor of the company and its related parties, jeopardize clients’ interests in favor of the securities investment advisors and their stakeholders, or jeopardize certain clients’ interests in favor of some specific clients.

According to the Interim Provisions on the Release of Securities Research Report which was promulgated on October 12, 2010 and amended on March 20, 2020, the release of securities research report is a basic form of securities investment consulting business. The above provisions stipulate that the publishing of securities research reports by securities companies and securities investment advisory agencies shall abide by laws, administrative regulations and other relevant requirements, follow the principles of independence, objectiveness, fairness and prudence, effectively prevent conflicts of interest, and treat objects under issuance in a fair manner. They shall also be prohibited from disseminating false, untrue and misleading information, and from engaging in or participating in insider trading or securities market manipulation.

On December 5, 2012, the CSRC published the Interim Provisions on Strengthening the Regulation over Securities Investment Consulting Services by Using “Stock Recommendation Software” Products, or the Interim Provisions, which was amended on October 30, 2020. Pursuant to the Interim Provisions, “stock recommendation software” are defined as any software products, software tools or terminal devices with one or more of the following securities investment consulting services: (i) providing investment analysis on specific securities investment products or predicting the price trends of specific securities investment products; (ii) recommending the selection of specific securities investments products; (iii) recommending the timing for trading specific securities investments products; and/or (iv) providing other securities investment analysis, prediction or recommendations. Therefore, selling or providing “stock recommendation software” products to investors and directly or indirectly obtain economic benefits therefrom shall be considered as engaging in securities investment consulting business and the operation permits for securities investment consulting services from the CSRC shall be obtained.

Regulations of Margin Financing and Securities Lending Business

The Administrative Measures for Margin Financing and Securities Lending Business for Securities Companies which was amended and came into effect on July 1, 2015 has stipulated that conduct of margin financing and securities lending business by a securities company shall be subject to approval of the CSRC. Securities companies engaging in margin financing and securities lending business shall open accounts in their own name at securities registrars, including special securities lending account, guaranteed securities account for client margin trading, securities settlement account for margin trading and capital settlement account for margin trading. Such securities companies shall also open accounts in their own name at commercial banks, including special capital account for margin trading and guaranteed capital account for client margin trading. Securities companies shall enter into client margin custody agreement with their clients and commercial banks by keeping settlement funds for client transactions under third-party custody. Securities companies may only utilize funds in the special capital account for margin financing to provide financing for clients, and securities companies may only utilize the securities in the special securities account for securities lending to provide securities lending to clients. Securities companies shall not open credit accounts for clients who have not provided the relevant information as required, or have engaged in securities trading for less than six months, or are lack of risk tolerance, or whose daily average balance of securities assets in the last 20 trading days is less than RMB500,000, or have past record of material default, and shall also not open credit accounts for shareholders and connected persons of the company. The aggregate amount of margin financing and securities lending services provided by a securities company shall not be more than 4 times of its net capital.

According to the Guidelines of the Internal Control of Margin Financing and Securities Lending of Securities Companies, which was amended and came into effect on October 26, 2011, the Implementation Rules of Shanghai Stock Exchange on Margin Financing and Securities Lending, which was amended and came into effect on August 19, 2019, the Implementation Rules of Shenzhen Stock Exchange on Margin Financing and Securities Lending, which was amended and came into effect on August 19, 2019, securities companies engaging in margin financing and securities lending business shall keep clients’ assets secured, and strengthen risk control and business inspection. Besides, business procedure and target securities for margin financing and securities lending business are also defined under the above guidelines and rules.

Pursuant to the Provisional Measures on the Supervision and Administration of the Refinancing Business which was amended and came into effect on December 7, 2017, refinancing business refers to operating activities whereby a securities finance company lends out funds or securities which are owned or lawfully raised by it to other securities companies to facilitate their operations of margin financing and securities lending business. The above measures regulate the refinancing business in various aspects, including the business subject, the rules of refinancing business, sources of capital and securities, disposal of equity interest as well as supervision and management.

Regulations of Foreign Investment in Securities Companies

The Company Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC, on December 29, 1993, came into effect on July 1, 1994, and was most recently amended in 2018, provides that companies established in the PRC may either be limited liability companies or companies limited by shares. Each company has the status of a legal person and owns its own assets. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

The Foreign Investment Law of the PRC was formally adopted by the Second session of the 13th National People’s Congress on March 15, 2019, which came into effect on January 1, 2020 and, together with their implementation rules and ancillary regulations, replaced the trio of laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-foreign Cooperative Joint Venture Enterprise Law of PRC.

Investment activities in the PRC by foreign investors are governed by the Guidance Catalog of Industries for Foreign Investment, or the Guidance Catalog, which was promulgated and is amended from time to time by the Ministry of Commerce of the PRC, or the MOFCOM and the National Development and Reform Commission (“NDRC”). The Guidance Catalog divides industries into three categories in terms of foreign investment, which are “encouraged,” “restricted” and “prohibited,” and any industries not listed under one of these categories are generally deemed to be permitted.

On June 28, 2018, the MOFCOM and NDRC further promulgated the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2018 Edition), or the 2018 Negative List, to amend the Guidance Catalogue. On June 30, 2019, the MOFCOM and NDRC issued the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2019 Edition), or the 2019 Negative List, replacing the 2018 Negative List. The 2019 Negative List provides that foreign investors shall hold no more than 51% of the equity interests in securities company, but such restriction has been lifted by the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2020 Edition), or the 2020 Negative List, which was jointly promulgated by the MOFCOM and NDRC on June 23, 2020 and became effective on July 23, 2020.

In addition, the Administrative measures for Foreign-invested Securities Companies promulgated by the CSRC on April 28, 2018 and amended on March 20, 2020, has special requirements for a foreign-invested securities company, including the following requirements on its overseas shareholder, business scope, methods of capital contribution:

●	the country or region of domicile of the overseas shareholder of the foreign-invested securities company shall have sound securities laws and regulatory systems, and relevant financial regulatory authorities shall have signed a memorandum of understanding on securities regulatory cooperation, and been maintaining effective regulatory partnership, with the CSRC or institutions recognized by the CSRC;

●	the overseas shareholder of the foreign-invested securities company shall be a financial institution duly established in its country or region of domicile whose financial indicators over the past three years meet the requirements of laws and regulatory authorities in its country or region of domicile;

●	the overseas shareholder of the foreign-invested securities company shall have been engaging in securities business for five or more consecutive years, and have neither been given any major punishment by regulatory authorities or administrative or judicial organs in its country or region of domicile over the past three years, nor been under ongoing investigation by relevant authorities due to suspected grave violations of laws and regulations;

●	the overseas shareholder of the foreign-invested securities company shall have a robust internal control system;

●	the overseas shareholder of the foreign-invested securities company shall enjoy a favorable international reputation and operating performance, rank among the top globally in terms of business size, revenue and profit over the past three years, and maintain long-term credit rating at a high level over the past three years;

●	the initial scope of business of the foreign-invested securities company shall match the experiences of its controlling shareholder or the largest shareholder in running securities business;

●	the overseas shareholder of the foreign-invested securities company shall make capital contribution in freely convertible currencies; and

●	other prudent conditions stipulated by the CSRC.

PRC Regulations Relating to Insurance Agencies, Insurance Brokers and Other Intermediaries

The insurance industry is heavily regulated in the PRC. The applicable laws and regulations governing insurance activities undertaken within the territories of the PRC consist principally of the PRC Insurance Law and rules and regulations promulgated under that law. China Banking and Insurance Regulatory Commission, or the CBIRC, is the authority authorized by the PRC State Council to regulate and supervise the insurance industry in the PRC.

The PRC Insurance Law, which provided the initial framework for regulating the PRC insurance industry, was enacted in 1995, and significantly amended on January 1, 2003, October 1, 2009, August 31, 2014 and April 24, 2015. Among other things, the major provisions of the PRC Insurance Law include: (1) licensing of insurance companies and insurance intermediaries, such as agents and brokers; (2) separation of property and casualty business and life insurance business; (3) regulation of market conduct by participants; (4) substantive regulation of insurance products; (5) regulation of the financial condition and performance of insurance companies; and (6) supervisory and enforcement powers of the CBIRC.

Regulations of Insurance Agencies

According to the Provisions on the Regulation of Insurance Agents, or the PRIA, which was promulgated by the China Banking and Insurance Regulatory Commission (CBIRC) on November 12, 2020 and was effective on January 1, 2021, the establishment of an insurance agency is subject to minimum registered capital requirement and other requirements and to the approval of the CBIRC. The term “insurance agency” refers to an institution or individual, including professional insurance agency, concurrent-business insurance agency and individual insurance agent, who, under the entrustment by an insurance company, collects corresponding commission therefrom, and, within the scope of authorization thereby, handles insurance business on behalf of the insurance company. A professional insurance agency company may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company. The minimum registered capital of a professional insurance agency company whose business area is not limited to the province, autonomous region, municipality directly under the central government or city specifically designated in the state plan where its place of registration is located shall be RMB50 million. The minimum registered capital of a professional insurance agency company whose business area is the province, autonomous region, municipality directly under the central government or city specifically designated in the state plan where its place of registration is located shall be RMB20 million. The registered capital of a professional insurance agency company must be paid-in monetary capital. A professional insurance agency may engage in all or part of the following businesses:

●	sales of insurance products as an agency;

●	collection of insurance premiums as an agency;

●	loss investigation and claims settlement of insurance-related services as an agency; and

●	other relevant businesses as prescribed by the insurance regulator under the State Council.

The name of a professional insurance agency company must contain the words “insurance agency”. A professional insurance agency falling under any of the following circumstances shall, within five days from the date on which such circumstance arise, report the same via the regulatory information system prescribed by the insurance regulator under the State Council, and make public disclosure thereof as required: (i) change of name, domicile or business premises; (ii) change of any shareholder, registered capital or form of organization; (iii) change of the name of any shareholder or the amount of capital contribution; (iv) changing the company’s articles of association; (v) making equity investment, establishing any overseas insurance institution or non-business institution; (vi) undergoing division, merger or dissolution, or any of its branches terminating insurance agency business activities; (vii) change of the main principal of any branch other than a provincial-level branch office; (viii) being subjected to administrative punishment or a criminal penalty, or under investigation for being suspected of committing any illegal or criminal offense; or (ix) any other matter to be reported as prescribed by the insurance regulator under the State Council. The senior managers of an insurance agency or its branches must meet specific qualification requirements and each senior manager of a professional insurance agency shall obtain the post-holding qualification approved by the competent insurance regulator prior to holding the post.

Under the PRIA, a professional insurance agency or a concurrent-business insurance agency collecting insurance premiums by proxy shall open an independent account for the collection of insurance premiums by proxy for settlement. A professional insurance agency or a concurrent-business insurance agency shall open an independent account for the collection of commission. They may not engage in the following activities: engaging in insurance agency business that may exceed the business scope and business area of the relevant principal insurance company; modifying any publicity material provided by the relevant principal insurance company without authorization; damaging the commercial goodwill of any competitor by means of fabricating or disseminating misrepresented facts, etc., or disrupting the order of the insurance market through false advertising, false publicity or other acts of unfair competition; having any insurance agency business dealing with an institution or individual illegally engaging in insurance business or insurance intermediary business; deducting any insurance commission directly from insurance premiums collected by proxy.

Regulations of Insurance Brokerages

The principal regulation governing insurance brokerages is the Provisions on the Supervision and Administration of Insurance Brokers, or the POSAIB, promulgated by the China Insurance Regulatory Commission, or the CIRC (the predecessor of the CBIRC) on February 1, 2018 and effective on May 1, 2018. The term of “insurance broker” refers to an entity which, representing the interests of insurance applicants, acts as an intermediary between insurance applicants and insurance companies for entering into insurance contracts, and collects commissions for the provision of such brokering services. To engage in insurance brokerage business within the territory of the PRC, an insurance brokerage shall satisfy the requirements prescribed by the CIRC and obtain an insurance brokerage business permit issued by the CIRC, after obtaining a business license. An insurance brokerage may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company. The minimum registered capital of an insurance brokerage company whose business area is not limited to the province in which it is registered is RMB50 million while the minimum registered capital of an insurance brokerage company whose business area is limited to its place of registration is RMB10 million. The name of an insurance broker shall include the words “insurance brokerage.” An insurance brokerage may conduct the following insurance brokering businesses:

●	making insurance proposals, selecting insurance companies and handling the insurance application procedures for the insurance applicants;

●	assisting the insured or the beneficiary to claim compensation;

●	reinsurance brokering business;

●	providing consulting services to clients with respect to disaster and damage prevention, risk assessment and risk management; and

●	other business activities approved by the CIRC.

According to the POSAIB, to operate insurance brokerage business, an insurance brokerage company shall satisfy the following conditions: (i) its shareholders meet the requirements thereof, and make capital contribution with their self-owned, true and lawful funds instead of bank loans or non-self-owned funds in various forms; (ii) its registered capital meets the requirements above and is under the custody in accordance with the relevant provisions of the CIRC; (iii) its business scope recorded in the business license is in compliance with the relevant provisions; (iv) its articles of association are in conformity with the relevant provisions; (v) its company name is in conformity with the relevant provisions; (vi) its senior officers meet the qualification requirements thereof; (vii) it has established a governance structure and internal control system as stipulated by the CIRC, and a scientifically and reasonably feasible business mode; (viii) it has a fixed domicile in line with its scale of business; (ix) it has a business and financial information management system as stipulated by the CIRC; and (x) other conditions provided for in laws and administrative regulations and by the CIRC. In addition, any entities or individuals who are under any of the following circumstances may not be a shareholder of an insurance brokerage company: (i) have been punished or subject to major administrative penalties during the last five years; (ii) are being investigated by the relevant departments for suspected major offenses; (iii) have been identified as a subject of joint sanctions against discreditable conduct by relevant state authorities due to a serious discreditable conduct and shall be sanctioned accordingly in the insurance sector, or has had other bad records of serious discredits within the most recent five years; (iv) cannot invest in any enterprises in accordance with laws and administrative regulations; or (v) other circumstances where the CIRC deems the entity or individual inappropriate to be a shareholder of an insurance brokerage company in accordance with the principle of prudential supervision.

An insurance brokerage shall submit a written report to the CIRC and make public disclosure within five days from the date of occurrence of any of the following matters: (i) change of name, domicile or business premises; (ii) change of shareholders, registered capital or form of organization; (iii) change of names of shareholders or capital contributions; (iv) amendment to the articles of association; (v) equity investment, establishment of offshore insurance related entities or non-operational organizations; (vi) division, merger and dissolution or termination of insurance brokering business activities of its branches; (vii) change of the primary person in charge of its branches other than provincial branches; (viii) being a subject of administrative or criminal penalties, or under investigation for suspected involvement in any violation of law or a crime; and (ix) other reportable events prescribed by the CIRC.

Insurance brokerage are not allowed to sell non-insurance financial products, except for those products approved by relevant financial regulatory institutions and the insurance brokerage shall obtain relevant qualification in order to sell non-insurance related financial products that meets regulatory requirements.

Personnel of an insurance brokerage and its branches who engage in any of the insurance brokering businesses described above must comply with the qualification requirements prescribed by the CIRC. The senior managers of an insurance brokerage must meet specific qualification requirements set forth in the POSAIB.

Regulation of Internet Insurance Businesses

The principal regulation governing the operation of Internet insurance business is the Measures for the Regulation of Internet Insurance Business, or Regulation of Internet Insurance Business, promulgated by the CBIRC on December 7, 2020 and effective on February 1, 2021. Under the Regulation of Internet Insurance Business, the term of “Internet insurance business” refers to insurance operating activities in which insurance institutions conclude insurance contracts and provide insurance services relying on the Internet. Insurance institutions include insurance companies (including mutual insurance organizations and internet insurance companies) and insurance intermediaries; insurance intermediaries include insurance agents (excluding individual insurance agents), insurance brokers and insurance loss adjusters; insurance agents (excluding individual insurance agents) include professional insurance agencies, banks as concurrent-business insurance agencies and internet enterprises that have legally obtained insurance agency business permits; and professional insurance intermediaries include professional insurance agencies, insurance brokers and insurance loss adjusters. Self-operated network platform refers to any network platform being independently operated while enjoying complete data permission, which is legally established by an insurance institution for the purpose of internet insurance business operation. No network platform established by any branch of an insurance institution or any non-insurance institution with a related-party relationship with an insurance institution in terms of equity, personnel, etc., belongs to the category of self-operated network platform. Internet insurance product refers to any insurance product sold by an insurance institution via the Internet.

An insurance institution which conducts internet insurance business along with its self-operated network platform shall meet the following conditions: (i) its service access place is located within the territory of the PRC; if its self-operated network platform is a website or mobile application, it shall legally go through the formalities for filing of internet information services with the relevant administrative department for the internet industry and obtain a filing number; or otherwise, it shall comply with relevant laws and regulations and meet the qualification requirements of the competent department for the relevant industry; (ii) it has an information management system and core business system that can support its internet insurance business operation, which can be effectively isolated from its other unrelated information systems; (iii) it has refined cybersecurity monitoring, information notification, emergency disposal working mechanisms as well as such cybersecurity protection means as refined perimeter protection, intrusion detection, data protection and disaster recovery; (iv) it implements the national classified cybersecurity protection system, carries out filing of cybersecurity classification, conducts classified protection evaluation on a regular basis, and implements security protection measures for the corresponding class; in terms of self-operated network platforms with insurance sales or insurance application function, as well as information management systems and core business systems that support their operation, relevant self-operated network platforms and information systems shall be under security protection of Class III or above; and in terms of self-operated network platforms without insurance sales or insurance application function, as well as information management systems and core business systems that support their operation, relevant self-operated network platforms and information systems shall be under security protection of Class II or above; (v) it has a legal and compliant marketing model, and has established an operation and service system that meets the needs for internet insurance operation and complies with the characteristics of internet insurance users while supporting its business coverage regions; (vi) it has established or defined its internet insurance business management department staffed by appropriate professionals, appointed a senior executive to act as the principal in charge of its internet insurance business, and specified the principal of each self-operated network platform; (vii) it has a sound internet insurance business management system and operating procedures; (viii) as an insurance company, it shall, when conducting internet insurance sales, comply with the relevant provisions of the CBIRC on regulatory evaluation of its solvency as well as protection of consumers’ rights and interests, etc.; (ix) as a professional insurance intermediary, it shall be a national institution with its operating area not limited to the province (autonomous region, municipality directly under the central government, or city specifically designated in the state plan) of the place where the business license of its head office is registered while complying with the relevant provisions of the CBIRC on classified regulation of professional insurance intermediaries; and (x) other conditions prescribed by the CBIRC. The Regulation of Internet Insurance Business also specifies requirements on disclosure of information regarding insurance products sold on the Internet and provides guidelines for the operations of the insurance institutions that engage in Internet insurance business.

Regulations of Foreign Investment in Insurance Intermediaries

Historically, PRC laws and regulations have restricted foreign investment in ownership of insurance intermediary companies. In recent years, some rules and regulations governing the insurance intermediary sector in China have begun to encourage foreign investment. For instance, On March 1, 2015, the MOFCOM and the NDRC jointly promulgated the Catalogue for the Guidance of Foreign Investment Industries (Revision 2015), or the 2015 Guidance Catalog, pursuant to which insurance brokerage are removed from the list of industries subject to foreign investment restriction. On April 27, 2018, the CBIRC further promulgated the Circular on Lifting Limits on the Business Scope of Foreign-invested Insurance Broker, which further lifts the restrictions on the business scope of foreign-invested insurance broker, and provides that foreign-invested insurance broker that has obtained the permit of in insurance brokerage business may conduct the following insurance brokerage business: (1) design insurance policy plans, select insurers and handle insurance formalities for policy holders; (2) assist the insured or beneficiaries with insurance claims; (3) reinsurance brokerage business; (4) provide principals with assessment to prevent from disasters, damage or risks, or risk management consulting services; and (5) other business approved by the CBIRC. For insurance agency business, the CBIRC promulgated the Circular on Permitting Foreign Investors to Engage in Insurance Agency Business in China on June 19, 2018, which provides that: (1) a professional insurance agent invested and established in China by an overseas insurance agent that has carried out the insurance agency business for over three years may apply for carrying out the insurance agency business in China, and the scope of specific allowable business and the market access criteria shall be subject to relevant provisions on professional insurance agents; or (2) a professional insurance agent established and invested in China by a China-based foreign-invested insurance company which has commenced its business for over three years may apply for carrying out the insurance agency business in China, and the scope of specific allowable business and the market access criteria shall be subject to relevant provisions on professional insurance agents.

Regulation on Oil and Natural Gas Market

The PRC government, though gradually liberalizing its regulations on entry into the petroleum and petrochemical industry, continues to exercise certain controls over the petroleum and petrochemical industry in China. These control mechanisms include granting the licenses to explore and produce crude oil and natural gas, granting the licenses to market and distribute crude oil and refined oil products, regulating the upper limit of the retail prices for gasoline and diesel; collecting special oil income levies, deciding import and export quotas and procedures, setting safety, environmental and quality standards, and formulating policies to save energy and reduce emission; meanwhile, there could be potential changes to macroeconomic and industry policies such as reforming of the oil and gas industry, further reforming and improvement of pricing mechanism of refined oil products and natural gas, and reforming in resource tax and environmental tax, which could impact the production and operations of the domestic petroleum and petrochemical industry. Such control mechanisms may have material effects on our operations and profitability.

Regulations of Oil and Natural Gas Price

Crude Oil

According to the Measures for Administration of Petroleum Products Price issued by the NDRC on January 13, 2016, crude oil prices shall be determined by reference to the international market price.

Refined Products

The prices of gasoline and diesel products are subject to government regulation.

On December 18, 2008, the NDRC issued the Notice on Implementing Price and Tax Reform of Refined Oil, which improved the pricing mechanism for refined oil products. Under the improved mechanism, the domestic ex-factory prices of refined oil products are determined on the basis of the relevant international crude oil prices, by taking into consideration the average domestic processing cost, tax and a pre-determined profit margin. The prices of diesel and gasoline continue to follow the government guiding prices. The highest retail price set for gasoline and diesel is calculated by using the relevant ex-factory price and a determined profit margin for retailing activities.

On March 26, 2013, the NDRC issued the Notice on Further Improvement of Refined Oil Pricing Mechanism and the amended and restated Measures for Oil Prices Management (on trial). Under this new system, (i) the price adjustment period was shortened from 22 working days to 10 and the 4% limit on the price adjustment range was eliminated; (ii) the composition of the basket of crudes to which refined oil products prices are linked was adjusted in light of the composition of the imported crudes and changes in crudes trading on the international market; and (iii) the refined oil products pricing mechanism was further enhanced.

In order to promote the oil product quality upgrading, on September 16, 2013, the NDRC issued the Circular regarding Relevant Opinions on the Pricing Policy for Oil Product Quality Upgrading, pursuant to which the price increase standard for the auto-use gasoline and diesel upgraded to China IV Standard shall be set as RMB290 per ton and RMB370 per ton, respectively, and the price increase standard for the auto-use gasoline and diesel upgraded from China IV to China V Standard shall be set at RMB170 per ton and RMB160 per ton, respectively.

On January 12, 2015, the NDRC issued the Notice on Reducing Domestic Refined Oil Prices, pursuant to which, since January 13, 2015, the price for No. 98 gasoline is to be determined by the production and operation enterprises themselves.

On January 13, 2016, the NDRC issued the Notice on Issues Concerning Further Improving the Pricing Mechanism for Refined Oil and its exhibit Regulation on Oil Pricing, pursuant to which, starting from January 13, 2016, downward adjustment of the refined oil price is subject to a floor of US$40 per barrel. Accordingly, when the international crude oil price drops to US$40 per barrel or below, the refined oil price in China shall not be adjusted downwards and the unadjusted amount shall be allocated to the reserve fund to be used for energy saving, reduction of emission, improving the oil quality and securing a safe supply of refined oil. When the international crude oil price surges to US$130 per barrel or above, appropriate financial and taxation policies shall be adopted to ensure the production and supply of refined oil but the refined oil price shall in principle remain unadjusted or shall only be slightly adjusted upwards. This regulation also liberalized the ex-factory price of liquefied petroleum gas.

On December 15, 2016, the Ministry of Finance, or the MOF, and the NDRC issued Circulation on Collection of Risk Reserves for Oil Price Control, pursuant to which, effective on January 13, 2016, when the price of crude oil in international market drops below the lower limit set by the Chinese government, domestic enterprises which are engaged in production, commissioned processing and import and export of such refined oil products as gasoline and diesel shall make full payment of risk reserves according to sales volumes and the corresponding collection rates. “Sales volumes” refer to the actual sales volumes of such enterprises between the two adjacent window periods of price adjustment. Collection rates for risk reserves are determined with reference to the unadjusted prices of refined oil products. The NDRC and the MOF jointly determine the collection rates on a quarterly basis and notify the collection agencies in writing.

Natural Gas

On June 28, 2013, the NDRC announced the initiation of a program for the adjustment of natural gas prices from July 10, 2013. The program consists of (i) changing the pricing mechanism of natural gas from ex-factory price to citygate price, and no longer differentiating the prices payable by users in different provinces; (ii) establishing the mechanism linking the citygate price of natural gas to the price of alternative energy with a view to gradually shift to a market-driven pricing mechanism for natural gas; and (iii) adopting differential pricing approaches towards the existing usage and the incremental usage so as to establish as soon as practicable a new pricing mechanism for natural gas while reducing the impact that the pricing reform will have on existing gas users.

On August 10, 2014, based on the natural gas price reform roadmap, the NDRC issued price adjustment programs for non-residential use stock natural gas, pursuant to which, effective September 1, 2014, (i) the natural gas citygate price for non-residential use was increased by RMB400 per thousand cubic meters; (ii) no adjustment will be made to the citygate price for natural gas consumed by residential users; and (iii) further action will be taken to implement the policy in connection with the liberalization of the sales price of imported liquefied natural gas and the ex-factory prices for shale gas, coal-seam gas and coal gas.

On February 26, 2015, the NDRC announced the unification of the prices of domestic natural gas of existing and incremental gas volume starting from April 1, 2015.

On November 18, 2015, the NDRC announced the reduction of the price of natural gas for non-residential use from November 20, 2015, whereby the citygate price ceiling for non-resident users was decreased by RMB700 per thousand cubic meters while the preferential policy and price for natural gas used by fertilizer makers remain unchanged. With a view to improve the market-driven pricing mechanism for natural gas, since November 20, 2016, suppliers and non-residential users can negotiate prices of natural gas up to 20% above the benchmark price for non-residential use.

On October 15, 2016, the NDRC issued Clarifying the Price Policy for Gas Storage Facilities, which announced that the prices for natural gas purchase and sale to be conducted by and the prices of gas storage services to be provided by the gas storage facilities shall be formed through the operation of market.

On November 5, 2016, the NDRC issued Notice on Enhancing Price Liberalization for Gas Used as Fertilizer Feedstock, pursuant to which, effective on November 10, 2016, prices for gas used as fertilizer feedstock were fully liberalized and subject to negotiations between the vendors and the purchasers. It encourages the trading of the natural gas used by fertilizer makers in the oil and gas exchange centers in order to achieve open and transparent pricing of gas as fertilizer feedstock.

On November 11, 2016, the NDRC issued Notice on Relevant Issues concerning the Price Policy for Natural Gas Citygate Price in Fujian Province, which expressly liberated the citygate natural gas price in Fujian Province and made Fujian the first province that would implement fully liberated citygate natural gas price.

On August 29, 2017, the NDRC issued Notice on Reduction of the Benchmark Citygate Price of Non-residential Natural Gas, which reduced the benchmark citygate price of non-residential natural gas by RMB100 per thousand cubic meters effective September 1, 2017.

On May 25, 2018, the NDRC issued Notice on Straightening Out the Citygate Price of Natural Gas for Residential Use, pursuant to which, effective on June 10, 2018, prices of natural gas for residential use will no longer be subject to the highest citygate price limit. Instead, the suppliers and users may negotiate prices up to 120% of the reference base rate, which is the same as the base rate for non-residential use. The citygate price of natural gas for residential use may not be increased until the first anniversary of the above notice. According to the above notice, where there is a significant difference between the price of natural gas for residential use and non-residential use, any increase in the citygate price for residential use may not exceed RMB350 per thousand cubic meters in the first year, with any remaining price difference to be rolled over into subsequent years. The policy also rolled out seasonal natural gas prices with a view to encourage market-oriented pricing.

On March 27, 2019, the NDRC issued the Notice of the NDRC on Adjusting the Citygate Benchmark Price of Natural Gas, pursuant to which, benchmark citygate price of natural gas in each province, autonomous region and municipality was adjusted from April 1, 2019 in light of the adjustment of natural gas value-added tax rate.

Regulations of Oil and Natural Gas Production and Marketing

Crude Oil

Each year, the NDRC publishes the projected target for the production of crude oil in China based on the domestic consumption estimates submitted by domestic producers, the production of these companies as well as the forecast of international crude oil prices. The actual production volumes are determined by the producers themselves and may vary from estimates. The MOFCOM, and its local branches are responsible for supervising and managing the crude oil market. Enterprises that meet certain operating conditions may apply for the permit for crude oil sales and warehousing business.

Refined Products

Previously, only certain designated companies had the right to conduct gasoline and diesel wholesale business. Other companies, including foreign invested companies, were not allowed to engage in wholesale of gasoline and diesel in China’s domestic market. In general, only domestic companies, including Sino-foreign joint venture companies, were permitted to engage in retail of gasoline and diesel. Since December 11, 2004, wholly foreign-owned enterprises are permitted to conduct refined oil retail business. Since January 1, 2007, when the Measures on the Administration of the Refined Products Market became effective, all entities meeting certain requirements are allowed to submit applications to the MOFCOM to conduct refined oil products wholesale, retail and storage businesses. On July 28, 2018, the PRC government removed the restriction that a Chinese partner must hold a majority share in the construction and operation of a retail oil station chain which has more than 30 outlets and sells refined products of different types and brands supplied through multiple channels. On August 27, 2019, the PRC State Council canceled government approval of qualifications for operation of refined oil wholesale warehousing and delegated the approval of refined oil retail qualifications to local municipal governments.

Natural Gas

The NDRC determines each year the annual national natural gas production target based on the natural gas production targets submitted by domestic natural gas producers. Domestic natural gas producers determine their annual natural gas production targets on the basis of consumption estimates. The actual production volume of each producer is determined by the producer itself, which may deviate from the production target submitted by it.

Import and Export

Since January 1, 2002, state-owned trading companies have been allowed to import crude oil under an automatic licensing system. Non-state-owned trading companies have been allowed to import crude oil and refined products subject to quotas. The export of crude oil and refined oil products by both state-owned trading companies and non-state-owned trading companies is subject to quota control.

Regulations of Online Trading of Bulk Commodity

Oil and natural gas are two kinds of bulk commodity, which are subject to relevant laws, regulations and industry standards in China. In terms of laws and regulations, the PRC State Council promulgated the Administrative Regulations on Futures Trading on March 1, 2007 (revised four times in 2012, 2013, 2016 and 2017) and the Decisions of the PRC State Council on Cleaning-up and Rectification of All Varieties of Trading Floors to Effectively Prevent Financial Risks on November 11, 2011. Also, the General Office of the PRC State Council issued the Implementing Opinions of the General Office of the PRC State Council on Cleaning-up and Rectification of All Types of Trading Floors which is effective on July 12, 2012, and the MOFCOM, the CSRC and the People’s Bank of China promulgated the Special Provisions on Commodity Spot Market Trading (for Trial Implementation) that is effective as of January 1, 2014. According to the aforementioned regulations, the bulk commodity trading market should be approved by the corresponding government agencies, and disguised futures trading is not allowed. If centralized trading is adopted, the daily debt-free clearing system and security deposit system shall be implemented. It is clearly stipulated that none entity, except for trading floors established upon approval of the PRC State Council or its futures regulatory authorities, may make standard contract transactions in such centralized forms as centralized bidding, electronic matching, anonymous trading, market maker, etc. Those trading floors illegally engaged in transactions of securities and futures shall be forbidden from expanding business scope in any form, from adding transaction objects, from adding investors and their activities of transaction shall be canceled or finished within a specified time limit.

In view of the current situation of illegal operation of futures business or financial business by local business operators, the Minutes of the Third Inter-ministerial Joint Meeting on Cleaning-up and Rectification of All Types of Trading Floors issued on January 25, 2017, and on March 16, 2017 the CSRC issued the Notice on Looking Back Relevant Work in the Early Stage on Cleaning-up and Rectification of All Types of Trading Floors, which require that the work of cleaning up and rectifying various trading floors be further carried out nationwide. As for bulk commodity trading floors, the above meeting minutes and the notice require governments at the provincial level to classify commodities according to their industry categories and integrate them in an orderly manner. In principle, only one trading place is reserved for each category to maintain the necessary scale and avoid disordered competition. The commodity trading places that are lack of industrial background and logistics supporting measures, whose online trading categories have nothing to do with local industries, and that have no spot basis and effective market demand shall be closed down.

In addition, China has issued a series of standards for electronic trading of bulk commodities. On April 12, 2011, the MOFCOM promulgated the Standards on the Third-party E-commerce Trading Platform Service, in order to standardize the business activities of the third-party e-commerce trading platform, to protect the legitimate rights and interests of enterprises and consumers, and to create a fair and honest e-commerce trading environment. In 2002, the former General Administration of Quality Supervision, Inspection and Quarantine of the PRC issued the Standards for Electronic Trading of Bulk Commodities (GB / T 18769-2002), and on July 8, 2003, the revised Standards for Electronic Trading of Bulk Commodities (GB/T18769-2003) was issued. The electronic trading market of bulk commodities in China started in 1997, which was approved by the former Ministry of Domestic Trade (now the MOFCOM). Through the platform built by the network and e-commerce, the spot or medium and long-term order trading market of corresponding goods can be carried out. At present, the main standard of such market is the Standards for Electronic Trading of Bulk Commodities (GB/T18769-2003) issued in July 2003.

According to GB/T18769-2003, the electronic trading platform provides trading, logistics, finance, information and other services related to electronic transactions for dealers, formulates and implements management systems, supervises the behaviors of other transaction participants, and ensures the safety, reliability and fairness of transactions. The dealers, delivery warehouses and settlement banks participating in electronic transactions are all qualified by the electronic trading platform and sign contracts with each other to clarify their relationship, rights and obligations. The electronic trading platform shall provide a reliable, safe and open electronic trading system platform, and maintain the electronic trading information management system. In addition, the electronic trading platform shall formulate the articles of association, transaction process documents and documents to ensure the effective operation and control of the process. It also shall manage and supervise the execution of the transaction, and take necessary risk control system to ensure the performance of the contract. The electronic trading platform shall provide the following trading services: a) formulating and implementing e-commerce business rules; b) arranging the listing and trading of commodities; c) managing and supervising the electronic trading, settlement and delivery process of bulk commodities; d) having risk prevention measures and ensuring the realization of the measures; e) supervising the performance of bulk commodity electronic transaction contract and take measures to ensure the performance of the contract; and f) monitoring and recording the credit situation of dealers, and improving the credit degree of online trading through fair credit evaluation rating system, and guiding the standard and trustworthy trading style. In addition, GB/T18769-2003 states that the electronic trading platform shall publish the basic information of electronic trading participants through the Internet and other easily accessible ways, including name, enterprise profile, service scope and capacity, contact information, the credit status of dealers, and the real-time market situation of electronic transactions, including commodity varieties, delivery time, transaction price, rise and fall, number of transaction orders, number of transactions and orders volume, etc.

As oil and natural gas are bulk commodity, in order to operate an online trading platform for oil and gas, not only the aforesaid laws and regulations related to bulk commodity trading and relevant standards for electronic trading of bulk commodities shall be complied with, the below regulations related to telecommunications service and online trading also shall be adhered to.

Regulation Relating to Foreign Investment in Oil and Gas Industry

The NDRC and MOFCOM jointly promulgated the Catalogue of Industries for Encouraged Foreign Investment (2019 version) on June 30, 2019 and came into effect on July 30, 2019, or the 2019 Encouraged Catalogue, according to which, the following industries are encouraged industries: (i) exploration and exploitation of oil and natural gas, and utilization of mine gas; (ii) development and application of new technologies for oil exploration and exploitation in areas of geophysical prospecting, drilling, well logging, mud logging and down-hole operation; and (iii) petroleum processing, coking and nuclear fuel processing. In addition, according to the 2019 Encouraged Catalogue and the 2019 Negative List, the wholesale, retail and transportation of gas and gasoline industry is a permitted industry.

Because online trading platform for oil and natural gas involves both oil and gas industry and telecommunications service and online trading, both the above-mentioned regulations relating to foreign investment in oil and gas industry and regulations on foreign investment in telecommunications service and online trading (the details were specified in Regulations Related to Telecommunications Service and Online Trading section below) shall be complied with.

Regulations Related to Telecommunications Service and Online Trading

The Measures on Telecommunications Business Operating Licenses (2017 Revision), or the Telecom License Measures, which was promulgated by the Ministry of Industry and Information Technology on March 1, 2009 and last amended on July 3, 2017, requires that any approved telecommunications services provider shall conduct its business in accordance with the specifications in its license for value-added telecommunications services, or VATS License. The Administrative Measures on Internet Information Services (2011 Revision), which was promulgated on September 25, 2000 and amended on January 8, 2011 by the State Council, requires that commercial Internet information services providers, which mean providers of information or services to Internet users with charge, shall obtain a VATS License with the business scope of Internet information services, namely the Internet Content Provider License or the ICP License, from competent government authorities before providing any commercial Internet content services within the PRC. However, according to the 2019 Negative List/ the 2020 Negative List, the value-added telecommunications services carried on in PRC falls in the restricted category, and foreign investors cannot hold over 50% of equity interests in entities providing such services.

The Guiding Opinions of the Ministry of Commerce on Online Transactions (Provisional), which was promulgated and implemented on March 6, 2007, aims to regulate online transactions, assist and encourage participants to carry out online transactions, alert and prevent transaction risks, and provide guiding requirements on the basic principles for online transactions, the entering into of contracts by participants of online transactions, and the use of electronic signatures, online payments and advertising.

The Administrative Measures for On-line Trading, which was promulgated on February 17, 2014 and implemented with effect from March 15, 2014, further specifies the relevant measures for protecting on-line consumers’ rights, especially with regard to after-sale service, privacy protection and standard contract management, diversifies the types of unjust competitions conducted by an operator through network or certain media, and clarifies the regulatory and administrative responsibilities of the industry and commerce administration bureaus at different levels.

Pursuant to the E-Commerce Law of the PRC, which was promulgated by the SCNPC on August 31, 2018 and took effect on January 1, 2019, an e-commerce operator shall register itself as a market entity, fulfill its tax obligations pursuant to the relevant laws and obtain the administrative approvals necessary for its business operation, shall also display the information about its business license and the administrative approvals obtained for its business operation, or the links to the webpages with such information in the prominent position on its homepage, and shall expressly indicate the methods and procedures for querying, correcting and deleting its users’ information or deregistering their accounts and shall not set irrational conditions for such purposes.

In the area of online trading, Intermediate and its operating subsidiaries are subject to the above-mentioned regulations because Intermediate and its operating subsidiaries plan on acting as operators of various online platforms for online transactions in relation to all of its business sectors.

In addition, to the laws and regulations applicable to China which are summarized above, as a BVI incorporated company, to the extent that Intermediate itself (rather than through its operating subsidiaries) were to conduct certain of the activities referenced above, consideration would need to be given to certain regulatory requirements of the BVI and whether any licenses in the BVI are required.

Description of Property

Our Intermediate division leases an office of approximately 229.85 square meters in Shanghai, China for a monthly rent of RMB55,930 (approximately $7,995) under a three year lease expiring in May 2023.

Micronet currently maintains a facility in adjacent buildings in Azur, Israel. The facility is leased, under a long-term lease, or the Long Term Lease, under which Micronet has purchased “like ownership” rights from the Israeli Land Administration. The facility subject to the Long Term Lease is used as Micronet’s headquarters and operational facility. Micronet’s executive offices occupy approximately 9,000 square feet and house the corporate functions, sales support, and marketing, finance, engineering and operating groups. The Long Term Lease expires in April 2028, subject to Micronet’s option to extend the term by another 49 years. Micronet does not pay rent with respect to the facility due to its purchased the lease rights. Micronet believes that its present facilities are suitable for its existing and projected operations for the near future. Micronet’s U.S. subsidiary, Micronet Inc., maintains leased offices in Salt Lake City, Utah for purpose of local management and sale support and the rent is approximately $20,000.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings incidental to our business. Regardless of outcome, litigation can have an adverse impact because of defense and settlement costs, diversion of management resources and other factors.

Corporate Information

Our executive offices in the United States are located at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645. Our telephone number is (201) 225-0190. Our corporate website address is www.mict-inc.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $54,500,000 after deducting approximately $4,800,000 of placement agent fees and approximately $700,000 of estimated offering expenses payable by us (inclusive of non-U.S. placement agents or brokers fees).

We expect the net proceeds from the sale of the securities will be used to fund the growth and development of our insurance business, as well as for working capital and for other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our business, but we currently have no commitments or agreements relating to any of these types of transactions.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

●	on an actual basis;

●	on a pro forma basis, to give effect to events that have occurred between October 1, 2020 and February 12, 2021, including: (a) the sale of 10,000,000 units in November 2020 at a public offering price of $2.50 per Unit, after deducting the estimated placement agent fees and estimated offering expenses, and excluding the proceeds, if any, from the exercise of warrants to purchase shares of Common Stock issued in such offering at an exercise price of $3.12 per share, adjusted, however, for the receipt as of the date hereof of $22.325 million in gross proceeds out of the November 2020 offering by Company, with the remaining additional $2.675 million of proceeds being wired to the Company’s wholly owned indirect subsidiary, Bokefa Petroleum and Gas Co Ltd. (“Bokefa”), in the Peoples Republic of China which amount is currently subject to China’s SAFE Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37 (following the clearance of SAFE Circular 37, such proceeds will be deposited in the Bokefa account) (b) the granting of 175,000 shares of Common Stock to non-executive directors resulting in pro forma stock-based compensation expense of approximately $261,250; (c) the granting of 269,107 shares of Common Stock for a settlement and release agreement with Maxim Group LLC resulting in pro forma stock-based compensation expense of approximately $500,000; (d) the issuance of 213,323 shares of Common Stock upon the exercise of warrants; and (e) the release and waiver of the claims of Sunrise in consideration for the issuance of freely tradable shares of common stock of MICT worth no less than $1,500,000 resulting in pro forma expense of $1,500,000 and the issuance of 200,000 warrants to purchase 200,000 shares of common stock of MICT with an exercise price of $1.01 per share that were calculated in accordance to the Black Scholes model resulting in pro forma expense of approximately $305,000.

●	on a pro forma, as adjusted, basis to give further effect to the sale of the 22,471,904 Units at the offering price of $2.67 per Unit, after deducting the estimated placement agent fees and estimated offering expenses, and excluding the proceeds, if any, from the exercise of Warrants to purchase shares of Common Stock issued in this offering at an exercise price of $2.80 per share. There have been no significant adjustments to our capitalization since September 30, 2020, other than the adjustments described above. The historical data in the table below is derived from, and should be read in conjunction with our historical financial statements and the other information included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2020, which was filed with the SEC on November 18, 2020 and is incorporated by reference herein.

	As of September 30, 2020
(amounts are unaudited and are in thousands of U.S. dollars)	Actual	Pro Forma	Pro Forma, As Adjusted
Cash and cash equivalents	$18,623	$36,029	$90,529
Total indebtedness	$1,139	$1,139	$1,139

Stockholders’ Equity:
Series A convertible preferred stock	$—	$—	$—
Series B convertible preferred stock	—	—	—
Common stock	60	68	91
Additional paid in capital	83,531	101,690	156,168
Accumulated other comprehensive income	(277)	(277)	(277)
Accumulated loss(1)	(32,533)	(35,099)	(35,099)
Non-controlling interests	2,000	2,000	2,000
Total Stockholders’ Equity	$52,781	$68,382	$122,883

(1)	The pro forma accumulated loss gives effect to total charges of approximately $2,566,000, which are discussed above and results in a corresponding credit to additional paid in capital.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the offering price per Unit paid by purchasers of the Units consisting of shares of Common Stock and Warrants to purchase shares of Common Stock in this offering and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after the completion of this offering.

Our historical net tangible book value as of September 30, 2020 was approximately $12,171,000 or $0.2 per share of Common Stock. Our historical net tangible book value per share represents our total tangible assets less our total liabilities, divided by the shares of Common Stock outstanding as of September 30, 2020.

Our pro forma net tangible book value as of September 30, 2020 was approximately $29,577,000 or $0.43 per share of Common Stock. Our pro forma net tangible book value per share represents pro forma total tangible assets less pro forma total liabilities divided by the total number of shares outstanding as of September 30, 2020, each after giving effect to:

(a)	the public offering of 10,000,000 shares of Common Stock (included in units) in our November 2020 offering at a public offering price of $2.50 per unit and assuming no exercise of the warrants to purchase shares of Common Stock contained in the units, after deducting the estimated placement agent fees and estimated offering expenses payable by us as adjusted, however, for the receipt as of the date hereof of only $22.325 million in gross proceeds out of the November 2020 offering by us, with the remaining additional $2.675 million of proceeds being wired to the Company’s wholly owned indirect subsidiary, Bokefa, in the Peoples Republic of China which amount is currently subject to China’s SAFE Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37 (following the clearance of SAFE Circular 37, such proceeds will be deposited in the Bokefa account);

(b)	the granting of 175,000 shares of Common Stock to non-executive directors resulting in pro forma stock-based compensation expense of approximately $261,250;

(c)	the granting of 269,107 shares of Common Stock for a settlement and release agreement with Maxim Group LLC resulting in pro forma stock-based compensation expense of approximately $500,000;

(d)	the issuance of 213,323 shares of Common Stock upon the exercise of warrants at an exercise price of $1.01 per share; and

(e)	the release and waiver of the claims of Sunrise in consideration for the issuance of freely tradable shares of common stock of MICT worth no less than $1,500,000 resulting in pro forma expense of $1,500,000 and the issuance of 200,000 warrants to purchase 200,000 shares of common stock of MICT with an exercise price of $1.01 per share that were calculated in accordance to the Black Scholes model resulting in pro forma expense of approximately $305,000.

Our pro forma, as adjusted, net tangible book value represents our pro forma net tangible book value, plus the effect of the public offering of 22,471,904 shares of Common Stock (included in the Units) at an offering price of $2.67 per Unit and assuming no exercise of the Warrants to purchase shares of Common Stock contained in the Units, after deducting the estimated placement agent fees and estimated offering expenses payable by us. Our pro forma, as adjusted, net tangible book value as of September 30, 2020 was approximately $84,077,000, or $0.92 per share of Common Stock. This amount represents an increase in historical net tangible book value of $0.49 per share to existing stockholders and an immediate dilution of $1.75 per share to new investors purchasing the Units in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Offering price per Unit			$2.67
Historical net tangible book value per share as of September 30, 2020	$0.20
Increase in pro forma net tangible book value per share	0.23
Pro forma net tangible book value per share as of September 30, 2020		$0.43
Increase in pro forma adjusted net tangible book value per share		0.49
Pro forma, as adjusted, net tangible book value per share as of September 30, 2020			0.92
Dilution per share to new investors in this offering			$1.75

The outstanding historical share information in the table above is based on shares of Common Stock outstanding as of September 30, 2020 and excludes as of such date the following:

(a)	options to purchase 1,138,000 shares of Common Stock at a weighted average exercise price of $1.48 per share; and

(b)	warrants to purchase 10,859,088 shares of Common Stock at a weighted average exercise price of $2.19 per share.

If any shares of Common Stock are issued upon exercise of outstanding options or warrants, you may experience further dilution.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO UNIT HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our units, common stock and warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and a warrant to purchase 0.8 of one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and warrants should also apply to holders of units (as the deemed owners of the underlying common stock and warrants that comprise the units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift tax laws and, except to the limited extent set forth below, U.S. federal estate tax laws. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND DOES NOT REPRESENT TAX ADVICE. THIS SUMMARY IS GENERAL IN NATURE AND MAY NOT DISCUSS ALL ASPECTS OR ELEMENTS THAT COULD IMPACT OR OTHERWISE APPLY TO THE U.S. FEDERAL INCOME TAXATION OF A HOLDER OR WITH RESPECT TO ANY UNITS. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S., OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and a warrant to purchase 0.8 of one share of common stock. For U.S. federal income tax purposes, each holder of a Unit must therefore allocate the purchase price paid by such holder for such Unit between such one share of common stock and a warrant to purchase 0.8 of one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant to purchase 0.8 of one share of common stock should be the stockholder’s initial tax basis in such share or such warrant to purchase 0.8 of one share of common stock, as the case may be. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and warrant to purchase 0.8 of one share of common stock to purchase one share of common stock comprising the Unit, and the amount realized on the disposition should be allocated between the one share of common stock and warrant to purchase 0.8 of one share of common stock based on their respective relative fair market values (as determined by each such Unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and warrant to purchase 0.8 of one share of common stock comprising Units should not in itself be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will generally apply to a U.S. holder of our common stock or warrants. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, and you are:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent treated as paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s adjusted tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described under “— Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s adjusted tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash or other non-stock property, if any, received in lieu of a fractional share. A U.S. holder will have an initial tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s adjusted tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will generally apply to a non-U.S. holder of our common stock and warrants. A “non-U.S. holder” is a beneficial owner (as determined under U.S. federal income tax principles) of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders — Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must timely provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced treaty rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will constitute U.S. real property interests for a non-U.S. holder only if such non-U.S. holder actually or constructively holds more than 5% of the total fair market value of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not constitute a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our common stock.

If the circumstances of the non-U.S. holder are described in the first bullet of this subsection above, such non-U.S. holder will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet of this subsection above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

U.S. Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8 or by providing an IRS Form W-9 and properly certifying that you are not subject to backup withholding. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that the information provided on such IRS Forms is untrue.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained by you from the IRS, provided that the required information and documents are furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units.    Each Unit consists of one share of our Common Stock and a Series A Warrant to purchase one share of Common Stock and 0.5 Series B Warrant to purchase one share of Common Stock.

Warrants.

Duration and Exercise Price

The Warrants offered hereby will have an exercise price of $2.80 per share. The Series A Warrants will be exercisable six months after the closing of this offering (the “Initial Exercise Date”) for one share of Common Stock and will expire five years from the Initial Exercise Date. Each full Series B Warrant will be exercisable six months after the closing of this offering for one share of Common Stock and will expire three years from the Initial Exercise Date. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock. Warrants will be issued in certificated form only.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Warrants, Warrants may be exercised on a “cashless exercise” basis pursuant to which the holder will receive upon such exercise a net number of Common Stock determined according to a formula set forth in the Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrant on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Warrants will not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Warrant holders exercise their Warrants.

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Securities We May Offer” in the accompanying prospectus beginning on page 9.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as placement agent in connection with this offering. The placement agent is not purchasing or selling any of the Units offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with the investors in connection with this offering. The securities purchase agreement contains customary representations, warranties and covenants. The offering is expected to close on or about February 16, 2021, subject to customary closing conditions.

This is a brief summary of the material provisions of the securities purchase agreement and does not purport to be a complete statement of its terms and conditions. A copy of the form of the securities purchase agreement with the investors is included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

Fees and Expenses

We have agreed to pay the placement agent a fee equal to 8.0% of the gross proceeds from the Units sold in this offering sold by the placement agent, and a fee equal to 3.5% of the gross proceeds the sale of Units to any other investors in this offering.

The following table shows the per Unit and total fees we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share Unit	Total
Offering price	$2.67	$59,999,984
Placement Agent’s fees(1)	$0.2136	$4,799,999
Proceeds to us, before expenses	$2.4564	$55,199,985

(1)	In addition to the placement agent’s fees of 8.0% of the offering price (which does not take into account a placement agent fee of 3.5% of the public offering price as applied to shares sold to certain investors), we have agreed to pay the placement agent a non-accountable expense allowance of 1% of the public offering price in connection with this offering. These fees do not include any brokerage fees due to non-U.S. placement agents or brokers.

We estimate that the total expenses of the offering payable by us, not including the placement agent’s fees of approximately $4,800,000, will be approximately $700,000 (inclusive of non-U.S. placement agents or brokers fees).

Indemnification

We have agreed to indemnify the placement agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Ups

We and our directors, executive officers and certain 5% stockholders, have agreed that, subject to certain exceptions, without the prior written consent of the placement agent, we and each of our directors, executive officers and certain 5% stockholders will not, for a period of 90 days following the date of this prospectus supplement, offer or contract to sell any of our shares of Common Stock or Common Stock equivalents.

Leak-out Agreements

Pursuant to the securities purchase agreement, the Company entered into the Leak-Out Agreements with the Investors. The Leak-Out Agreements provide that during the period commencing on February 11, 2021, and ending on the earlier of (i) March 18, 2021 and (ii) the trading day that the aggregate trading volume for the Common Stock on the principal trading market of the Company beginning on February 11, 2021 exceeds 100,000,000 shares, subject to adjustment, each of the Investors cannot sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during such restricted period, shares of Common Stock or Common Stock equivalents held by the Investors as of February 11, 2021, including the Shares and the shares of Common Stock underlying the Warrants, in an amount representing more than 4.285% of the trading volume of Common Stock as reported by Bloomberg, LP for each applicable Date of Determination; provided, however that, the foregoing restrictions shall not apply to any sales by the Investors at a price per share greater than $3.00, as adjusted.

Other Relationships

The placement agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Specifically, on November 2, 2020, we entered into securities purchase agreements with certain investors pursuant to which we sold 10,000,000 units with each unit consisting of one share of our Common Stock and one warrant to purchase 0.8 of one share of our Common Stock for gross proceeds of $25 million (the “November 2020 Offering”). A.G.P./Alliance Global Partners acted as the exclusive placement agent for the November 2020 Offering. In connection with the November 2020 Offering, we paid A.G.P./Alliance Global Partners $1,650,000 (excluding legal fees of the placement agent’s counsel).

Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Trading Market

Our common stock is traded on The Nasdaq Capital Market under the symbol “MICT.”

LEGAL MATTERS

Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Sheppard, Mullin, Richter & Hampton, LLP, New York, New York will advise on certain legal matters in connection with the offering on behalf of the Placement Agent.

EXPERTS

The consolidated financial statements of MICT, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Micronet Ltd. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Global Fintech Holdings Intermediate Ltd. incorporated on November 4, 2019 under the laws of the British Virgin Islands, which comprise of the balance sheet as of December 31, 2019, and the related statements of operations, accumulated other comprehensive loss, changes in stockholders’ deficit and cash flows for period from inception (November 4, 2019 through December 31, 2019), and the related notes to the financial statements, have been incorporated by reference herein in reliance upon the report of RBSM LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the SEC. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.

Government Filings

We file annual and other reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Further information about our Company is available on our website at www.mict-inc.com. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus supplement.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below:

●	our definitive proxy statement filed on Schedule 14A dated August 12, 2020 in connection with the Company’s special meeting of stockholders, filed with the SEC on August 12, 2020;

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 19, 2020;

●	our definitive proxy statement on Schedule 14A, which was filed with the SEC on November 30, 2020 in connection with the Company’s annual meeting of stockholders;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 filed with the SEC on June 16, 2020, August 14, 2020 and November 18, 2020;

●	our Current Reports on Form 8-K filed with the SEC on November 19, 2020, December 28, 2020, January 7, 2021, February 10, 2021, February 11, 2021 and February 16, 2021; and

●	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on March 27, 2013, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information proxy statements. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the Units only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our Units.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by contacting us at the following address:

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
Attn: Controller

PROSPECTUS

MICT, INC.

$250,000,000

COMMON STOCK PREFERRED STOCK PURCHASE CONTRACTS WARRANTS SUBSCRIPTION RIGHTS DEPOSITARY SHARES DEBT SECURITIES UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of MICT, Inc. (“MICT” or the “Company”), for total gross proceeds of up to $250,000,000:

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured); and

●	units comprised of the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MICT’s common stock is traded on the Nasdaq Capital Market under the symbol “MICT.” If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

As of September 1, 2020, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $39.28 million, based on an aggregate of 13,333,993 shares of common stock outstanding, of which 7,702,833 shares were held by non-affiliates, and a per share price of $5.10, the closing price of our common stock on August 26, 2020, as reported on the NASDAQ Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 5 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In this prospectus, unless the context indicates otherwise, the terms “MICT,” “Company,” “we,” “us,” and “our” refer to MICT, Inc., a Delaware corporation.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

ABOUT MICT, INC.

Overview

MICT, Inc.

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645
201-225-0190

MICT was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, MICT changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., MICT changed its name from Micronet Enertec Technologies, Inc. to MICT, Inc. MICT’s shares have been listed for trade on The Nasdaq Capital Market (“Nasdaq”) since April 29, 2013.

Prior to the Merger (as defined below), MICT operated primarily through its Israel-based subsidiary, Micronet Ltd. (“Micronet”). Micronet operates in the growing commercial Mobile Resource Management (“MRM”) market. Micronet, through both its Israeli and U.S. operational offices, designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets are designed to increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Furthermore, users are able to manage the drivers in various aspects, such as: driver behavior, driver identification, reporting hours worked, customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services, such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advanced driver assistance system. In addition, Micronet provides third party telematics service providers, or TSPs, a platform to offer services such as “Hours of Service.” Micronet previously commenced and continues to evaluate integration with other TSPs.

Micronet is currently entering the video analytics device market by developing an all in-one video telematics device known as Micronet SmartCam. Micronet SmartCam is based on the powerful and flexible Android platform, and is expected to be a ruggedized, integrated, and ready-to-go smart camera supporting complete telematics features designed for in-vehicle use. Coupled with vehicle-connected interfaces, state of the art diagnostic capabilities, and two cameras, it offers video analytics and telematics services addressing safety, vehicle health, and tracking needs of commercial fleets. MICT believes that Micronet SmartCam provides a versatile, advanced, and affordable mobile computing platform for a variety of fleet management and video analytics solutions. The powerful computing platform, coupled with the Android 9 operating system, allows its customers to run their applications or pick and choose a set of applications and services from the Micronet marketplace. Micronet’s customers consist primarily of application service providers, or ASPs, and solution providers specializing in the MRM market. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet customers are generally MRM solution and service providers, ASP providers in the transportation market, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for construction and heavy equipment. Micronet products are used by customers worldwide.

GFH Intermediate Holdings Ltd.

28 West Grand Avenue, Suite 3

Montvale, New Jersey 07645

201-225-0190

GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), believes it has been well positioned to establish itself as a financial technology company with a significant China marketplace and in other areas of the world. Intermediate, through its operating subsidiaries, has been in the process of building various platforms for business opportunities in various verticals and technology segments it can capitalize on, and it will continue to add the capabilities of such platforms through acquisition or license of technologies to support these efforts in the different market segments as more fully described below. By building secure, reliable and scalable platforms with the high volume processing capability, Intermediate, through its operating subsidiaries, believes it is able to provide customized solutions that address the needs of a very diverse client base.

Intermediate’s management has over 15 years’ experience in dealing with the largest websites and portals on resale of products in China and deep connections with local governments. Taking advantage of their profound experience and deep connections, such management is seeking to secure material contracts in valuable market segments in China and have now developed good opportunities, which will allow Intermediate, through its operating subsidiaries, to access the following market segments: (i) stock trading, (ii) oil and gas trading, and (iii) insurance brokerage and (iv) recyclable metal trading.

Pursuant to the Agreement and Plan of Merger, entered into on November 7, 2019 and amended and restated on April 15, 2020 (the “Merger Agreement”), by and among MICT, Intermediate, MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and Global Fintech Holding Ltd., as the sole shareholder of Intermediate (“GFH”), Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which Intermediate became a wholly owned subsidiary of MICT (the “Merger”).

Corporate Information

MICT Inc. was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, the Company changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., the Company changed the Company name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trade on the Nasdaq Capital Market since April 29, 2013. As a result of the Merger, Intermediate became a wholly-owned subsidiary of MICT.

Our Internet address is www.mict-inc.com. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus, especially the information in the section titled “Risk Factors” from MICT’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 19, 2020 and the section titled “Risk Factors” from MICT’s DEFM Proxy Statement, which was filed with the SEC on August 12, 2020. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect the net proceeds from the sale of the securities will be used for the working capital and for other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our business, but we currently have no commitments or agreements relating to any of these types of transactions.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, preferred stock, purchase contracts, warrants, subscription rights and depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock of MICT, which is listed on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

We will disclose the fees to be paid to any underwriter, dealer or agent in the prospectus supplement for any takedown. If any conflict of interest exists between the issuer and an underwriter, dealer or agent participating in an offering of securities under this prospectus, the offering will be conducted in compliance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

MICT is currently authorized to issue 30,000,000 shares of capital stock consisting of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 3,181,818 shares are designated as Series A Preferred and 1,818,182 shares are designated as Series B Preferred Stock. As of June 30, 2020, 11,107,714 shares of Common Stock have been issued and are outstanding, 3,181,818 shares of Series A Preferred have been issued and are outstanding, and 1,818,182 shares of Series B Preferred Stock have been issued and are outstanding. The Common Stock is held by 18 stockholders of record, the Series A Preferred is held by four stockholders of record, and the Series B Preferred is held by one stockholder of record. MICT intends to hold a special meeting of its stockholders on September 3, 2020 in order to adopt an amendment to its certificate of incorporation, as amended, to increase the number of authorized shares of (i) Common Stock, from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000, for the purpose of the issuance of shares of Common Stock upon conversion or exercise of the Securities.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $250,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of September 1, 2020, there were 13,333,993 shares of common stock outstanding and 13 holders of record of our common stock.

Voting. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on the Nasdaq Capital Market under the symbol “MICT”.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

MICT is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are currently outstanding. Prior to the issuance of any series of preferred stock, MICT will further amend its certificate of incorporation by way of a certificate of designation designating such series and its terms. MICT will file a copy of the certificate of designation that contains the terms of each such series of preferred stock with the Delaware Secretary of State and the SEC each time MICT issues a new series of preferred stock.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The following is a summary of the material terms of the Series A Convertible Preferred Stock (the “Series A Preferred”). This summary is not complete. The following summary of the terms and provisions of the Series A Preferred is qualified in its entirety by reference to the amended Series A Preferred Certificate of Designation (“Series A CoD”), the form of which has been filed as an exhibit to MICT’s Current Report on Form 8-K filed with the SEC on January 2, 2020. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Certificate of Designation.

General

MICT’s board of directors has designated up to 3,181,818 shares of the 5,000,000 authorized shares of preferred stock as Series A Preferred, all 3,181,818 of which are currently issued and outstanding. Each share of Series A Preferred has a stated value of $2.20 per share, subject to increase as further described in the Certificate of Designation (the “Series A Stated Value”).

Rank

The Series A Preferred Stock shall, with respect to dividends and liquidation rights, rank senior to the junior securities.

Conversion

Each share of Series A Preferred is initially convertible into shares of Common Stock (subject to adjustment as provided in the Series A CoD) at any time at the option of the holder at a conversion price equal to $1.10 (subject to adjustment as provided in the Series A CoD). Holders of Series A Preferred will be prohibited from converting the Series A Preferred into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to MICT.

Liquidation Preference

In the event of MICT’s liquidation, dissolution or winding-up (a “Liquidation”), holders of shares of Series A Preferred will be entitled to receive an amount equal to the Series A Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Series A CoD, for each share of preferred stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of MICT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights

Holders of Series A Preferred will vote together with the holders of the Common Stock as a single class on an as-converted basis on all matters presented to the holders of Common Stock and will vote as a separate class on all matters presented to the holders of preferred stock. In addition, without the approval of the holders of at least fifty percent (50%) of the outstanding Series A Preferred, MICT will not, among other things, (i) except with respect to the Merger, sell all or substantially all of its assets, merge or consolidate with another entity (other than a merger in which the stockholders of MICT continue to own at least fifty percent (50%) of the outstanding voting securities of the surviving corporation) or voluntarily liquidate or dissolve MICT, (ii) alter or change the rights, preferences or privileges of the preferred stock, (iii) authorize the issuance of securities having a preference over or on parity with the preferred stock, (iv) except with respect to the Merger, redeem any shares of capital stock of MICT (other than any redemption of securities from officers or employees of MICT pursuant to existing contractual arrangements with such officers or employees or in connection with the termination of their employment).

Dividends

The requisite holders of the Series A Preferred have waived any and all dividends payable to them.

Redemption

MICT is not obligated to redeem or repurchase the Series A Preferred. Shares of Series A Preferred are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

MICT does not plan on making an application to list the Series A Preferred on any national securities exchange or other nationally recognized trading system.

Series B Convertible Preferred Stock

The following is a summary of the material terms of the Series B Convertible Preferred Stock (“Series B Preferred”). This summary is not complete. The following summary of the terms and provisions of the Series B Preferred is qualified in its entirety by reference to the Series B Preferred Certificate of Designation “Series B CoD”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Series B CoD.

General

MICT’s board of directors has designated up to 1,818,182 shares of the 5,000,000 authorized shares of preferred stock as Series B Preferred, all 1,818,182 of which are currently issued and outstanding. Each share of Series B Preferred has a stated value of $1.10 per share, subject to adjustment as further described in the Certificate of Designation (the “Series B Stated Value”).

Rank

The Series B Preferred shall, with respect to dividends and liquidation rights, rank senior to the junior securities.

Conversion

Upon the terms and subject to the limitations on conversion and the conditions thereinafter set forth, at any time after MICT shall have received shareholder approval until no shares of Series B Preferred remain outstanding, each share of Series B Preferred is initially convertible into shares of Common Stock (subject to adjustment as provided in the Series B CoD) at any time at the option of the holder at a conversion price equal to the Stated Value, divided by $1.10. Holders of Series B Preferred will be prohibited from converting the Series B Preferred into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 19.99% of the total number of shares of Common Stock then issued and outstanding.

Liquidation Preference

In the event of MICT’s Liquidation, holders of Series B Preferred will be entitled to receive an amount equal to the Series B Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Series B CoD, for each share of Series B Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of MICT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Merger is not deemed to be a Liquidation.

Voting Rights

The Series B Preferred are non-voting.

Dividends

So long as any Series B Preferred shall remain outstanding, neither MICT nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any junior securities. So long as any Series B Preferred shall remain outstanding, neither MICT nor any subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 7 of the Series B CoD or dividends due and paid in the ordinary course on preferred stock of MICT at such times when MICT is in compliance with its payment and other obligations thereunder), nor shall any distribution be made in respect of, any junior securities as long as any dividends due on the preferred stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any junior securities or shares pari passu with the Series B Preferred.

Redemption

MICT is not obligated to redeem or repurchase any shares of Series B Preferred. The Shares of Series B Preferred are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

MICT does not plan on making an application to list the Series B Preferred on any national securities exchange or other nationally recognized trading system.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities or depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

MICT currently has issued and outstanding warrants to purchase 6,590,908 shares of Common Stock, which consist of the warrants to purchase shares of Common Stock issued to holders of Series A Preferred and warrants to purchase shares of Common Stock issued to the holder of Series B Preferred.

We may issue additional warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.    Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General.    We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all actions that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the Indenture, if applicable, form of debt securities. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MICT, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Micronet Ltd. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Global Fintech Holdings Intermediate Ltd. incorporated on November 4, 2019 under the laws of the British Virgin Islands (“Intermediate”), which comprise of the balance sheet as of December 31, 2019, and the related statements of operations, accumulated other comprehensive loss, changes in stockholders’ deficit and cash flows for period from inception (November 4, 2019 through December 31, 2019, and the related notes to the financial statements, have been incorporated by reference herein in reliance upon the report of RBSM LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, reports quarterly and special reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	our definitive proxy statement filed on Schedule 14A dated August 12, 2020 in connection with the Company’s special meeting of stockholders, filed with the SEC on August 12, 2020;

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 19, 2020;

●	our definitive proxy statement on Schedule 14A, which was filed with the SEC on November 15, 2019 in connection with the Company’s annual meeting of stockholders;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on June 16, 2020 and August 14, 2020;

●	our Current Reports on Form 8-K filed with the SEC on January 2, 2020, January 21, 2020, January 24, 2020, March 19, 2020, April 6, 2020, April 21, 2020, May 14, 2020, May 27, 2020, June 5, 2020, June 11, 2020 and July 8, 2020;

●	our Current Reports on Form 8-K, as amended, filed with the SEC on September 3, 2020 and September 3, 2020; and

●	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on March 27, 2013, including any amendments or reports filed for purposes of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
Attention: Controller
Telephone: (201) 225-0190

22,471,904 UNITS

Each Unit Consisting of

One Share of Common Stock

and a Series A Warrant to Purchase One Share of Common Stock

and 0.5 Series B Warrant to Purchase One Share of Common Stock

PROSPECTUS SUPPLEMENT

Placement Agent

A.G.P.

February 11, 2021